                                  AGREEMENT OF SALE


     THIS AGREEMENT, made this 19th day of December, 1997, by and between NATIONWIDE MUTUAL INSURANCE COMPANY ("Nationwide"), a mutual insurance company organized under the laws of the State of Ohio, with offices at One Nationwide Plaza, Columbus, Ohio 43215, EMPLOYERS INSURANCE OF WAUSAU A Mutual Company ("Wausau"), a mutual insurance company organized under the laws of the State of Wisconsin, with offices at 2000 Westwood Drive, Wausau, Wisconsin 54401, NATIONWIDE COMMUNICATIONS INC. ("NCI"), an Ohio corporation, SAN DIEGO LOTUS CORP. ("SDLC"), a California corporation, and THE BEAK AND WIRE CORPORATION ("TBWC"), an Ohio corporation, NCI, SDLC and TBWC each with offices at One Nationwide Plaza, Columbus, Ohio 43215, and CITICASTERS CO., an Ohio corporation, with offices at 50 East RiverCenter Boulevard, Covington, Kentucky 41011 ("Purchaser"), and, solely for purposes of Section 35 hereof, JACOR COMMUNICATIONS COMPANY, a Florida corporation ("Jacor").

                                     WITNESSETH:

     WHEREAS, on the Closing Date Nationwide will be the owner, licensee and operator of radio broadcast stations KDMX-FM, licensed to Dallas, Texas, KHMX-FM, licensed to Houston, Texas, KTBZ-FM, licensed to Lake Jackson, Texas, KMJZ-FM and KSGS-AM, licensed to St. Louis Park, Minnesota, KMCG-FM, licensed to Carlsbad, California, KGLQ-FM, licensed to Phoenix, Arizona, KZZP-FM, licensed to Mesa, Arizona, WPOC-FM, licensed to Baltimore, Maryland, WGAR-FM, WMJI-FM and WMMS-FM, licensed to Cleveland, Ohio, WCOL-FM, WFII-AM and WNCI-FM, licensed to Columbus, Ohio; each holding valid licenses and authorizations for the operation thereof from the FCC; and

     WHEREAS, on the Closing Date Nationwide expects to be the owner and licensee of radio broadcast station KEGL-FM, licensed to Fort Worth, Texas, pursuant to its pending application with the FCC to exchange radio broadcast stations KSLX-FM and KSLX-AM, licensed to Scottsdale, Arizona, for KEGL-FM; and

     WHEREAS, on the Closing Date Wausau will be the owner and licensee of radio broadcast station KXGL-FM, licensed to San Diego, California; holding a valid license and authorizations for the operation thereof from the FCC; and

     WHEREAS, TBWC owns a partnership interest in Senior Road Tower Group, a general partnership formed under the laws of the State of Texas, and, on the Closing Date, will own a partnership interest in Shoreview FM Group, a general partnership formed under the laws of the State of Minnesota, and TBWC desires to transfer such partnership interests to Purchaser, and

Purchaser desires to be bound by the terms of the partnership agreements governing the terms and conditions of the Senior Road Tower Group and the Shoreview FM Group; and

     WHEREAS, Seller desires to sell, and Purchaser desires to acquire, the aforesaid authorizations and license rights, together with the assets used and usable in conjunction therewith, subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, Seller and Purchaser hereby agree as follows:

1.  DEFINITIONS.

     "AAA" means the American Arbitration Association.

     "ACCOUNTS RECEIVABLE(S)" means all accounts receivable and any notes or written obligations reflecting accounts receivable, relating to the Stations as of the Closing Date, including all billed or unbilled obligations of Seller with respect to advertising carried on the Stations prior to the Closing Date.

     "ACCRUED 1998 VACATION" means the liability with respect to vacation days accrued in calendar year 1998 only for those employees at the Stations hired by Purchaser as of the Closing Date and which remain unused as of the last day of employment with the Seller, exclusive of carryover vacation days for calendar year 1997.

     "ACQUIRED ASSETS" has the meaning set forth in Section 2 below.

     "ACQUISITION" has the meaning set forth in Section 7(g) below.

     "ACQUISITION PROPOSAL" has the meaning set forth in Section 7(g) below.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "ASSESSMENT" has the meaning set forth in Section 7(m) hereof.

     "ASSUMED LIABILITIES" means (i) all debts, obligations and other Liabilities of Seller arising or to be performed on and after the Closing under Contracts, FCC Licenses, Trade Deals and promotional sponsorships set forth in the Disclosure Schedule assigned to Purchaser pursuant to this Agreement and referred to in the definition of Acquired Assets for periods from and after the time of Closing, (ii) the Permitted Title Exceptions; and
(iii) Permitted Encumbrances, all of subsections (i) - (iii) are subject to appropriate prorations; provided, however that the Assumed Liabilities shall not include (a) any liability of Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby;

(b) any liability or obligation of Seller under this Agreement (or under any collateral agreement between Seller or any of its Affiliates on the one hand and Purchaser on the other hand entered into on or after the date of this Agreement); (c) any liabilities arising from or associated with the Excluded Assets; or (d) any other liabilities, obligations or commitments of Seller of any nature whatsoever whether accrued, absolute, contingent or otherwise except as otherwise provided in this Agreement.

     "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the basis for any specified consequence.

     "CLOSING" has the meaning set forth in Section 11 below.

     "CLOSING DATE" has the meaning set forth in Section 11 below.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 32 below.

     "CONTRACTS" has the meaning set forth in Section 2(d) below.

     "COUNTER-NOTICE" has the meaning set forth in Section 15(d) below.

     "CREDIT AGREEMENT" means that certain Credit Agreement dated as of April 3, 1997, by and among NCI, the Lenders Party Thereto, The First National Bank of Boston, as co-agent, and The Bank of New York, as agent.

     "DISAPPROVED MATTERS" has the meaning set forth in Section 7(l) below.

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 5 below.

     "DISPUTE" has the meaning set forth in Section 15(a) hereof.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,
(b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

     "ENVIRONMENTAL REQUIREMENT" means any law, ordinance, rule, regulation, order or directive in effect as of the date of this Agreement addressing environmental, health or safety issues of or by any Governmental Authority, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (42 U.S.C. Sec. 9601 et seq.), the Hazardous Materials Transportation Act as amended (49 U.S.C. Sec. 1801 et seq.), the Resource Conservation and Recovery Act as amended (42 U.S.C. Sec. 6901 et seq.), the Toxic Substance Control Act (15 U.S.C. Sec. 2601 et seq.), the Clean Air Act as amended (42 U.S.C. Sec. 7401 et seq.) and the Federal Water Pollution Control Act as amended (33 U.S.C. Sec. 1251 et seq.), all as presently in effect, and any regulation pursuant thereto presently in effect.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCLUDED ASSETS" means (i) any of the rights of Seller or any of its Affiliates under this Agreement (or under any collateral agreement between Seller or any of its Affiliates on the one hand and Purchaser on the other hand entered into on or after the date of this Agreement), (ii) Accounts Receivable, (iii) notes receivable, (iv) insurance policies, (v) any right to the use of the name ANationwide", and the "N and the Eagle" service mark of Nationwide Mutual Insurance Company, (vi) cash or cash equivalents, (vii) all corporate or other assets of NCI listed on EXHIBIT "K" hereto, or (viii) any rights in and with respect to the assets associated with Seller's Employee Benefit Plans, all of which shall be and remain the exclusive property of Seller free and clear of any claim from Purchaser whatsoever.

     "FCC" means the Federal Communications Commission.

     "FCC LICENSES" has the meaning set forth in Section 2(a) below.

     "GAAP" means U.S. generally accepted accounting principles, consistently applied throughout the specified period and the immediately prior comparable period.

     "GOVERNMENTAL AUTHORITIES" means any of the federal government, any state or local or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions.

     "H-S-R ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "HAZARDOUS MATERIALS" means any material, substance or item that, whether by its nature or use, is defined as a toxic or hazardous substance, hazardous waste, solid waste, hazardous material, pollutant or contaminant or otherwise subject to regulation as of the date of this Agreement under any Environmental Requirement.

     "INITIATING PARTY" has the meaning set forth in Section 15(d) below.

     "INTERIM STATEMENTS" has the meaning set forth in Section 7(o) below.

     "KNOWLEDGE OF SELLER" or words of similar import, means to the best of Seller's actual knowledge after having made due inquiry of the directors and officers of Seller and the general managers of the Stations, and with respect to the condition of any Acquired Assets, records or other object, if such person inspected it.

     "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

     "MEDIATION NOTICE" has the meaning set forth in Section 15(d) below.

     "NEUTRAL AUDITORS" has the meaning set forth in Section 4(b)(iii) below.

     "NOVEMBER 13 APPLICATION" has the meaning set forth in Section 10(b) below.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past practice.

     "PARTIES" means Nationwide, Wausau, NCI, SDLC, TBWC and Purchaser.

     "PARTNERSHIP INTERESTS" has the meaning set forth in Section 2(i) below.

     "PARTY" means any of Nationwide, Wausau, NCI, SDLC, TBWC or Purchaser.

     "PERMITTED ENCUMBRANCES" means (i) liens for real estate and personal property taxes not yet due and payable, (ii) statutory liens of landlords, warehousemen, mechanics and materialmen incurred in the Ordinary Course of Business for sums not yet due and payable, and (iii) those liens set forth on EXHIBIT "M".

     "PERMITTED TITLE EXCEPTIONS" has the meaning set forth in Section 7(l) below.

     "PERSON" means an individual, a partnership, limited liability partnership, a corporation, a limited liability corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PRIMARY TOWER SITES" means all radio broadcast tower sites used by a Station on which is located a radio broadcast antenna; provided, however, if such tower site contains only an auxiliary radio broadcast antenna, such site shall not be deemed a Primary Tower Site.

     "PURCHASE PRICE" has the meaning set forth in Section 3(a) below.

     "PURCHASER" has the meaning set forth in the recitals of this Agreement.

     "PURCHASER'S DISCLOSURE SCHEDULE" has the meaning set forth in Section 6 below.

     "PURCHASER'S REPRESENTATIVES" has the meaning set forth in Section4(b)(ii) below.

     "PURCHASER'S REQUIRED CONSENTS" has the meaning set forth in Section 7(k) below.

     "REAL PROPERTY" has the meaning set forth in Section 2(b) below.

     "RECIPIENT PARTY" has the meaning set forth in Section 15(d) below.

     "RELEASES" has the meaning set forth in Section 33 below.

     "REPRESENTATIVES" has the meaning set forth in Section 32(a) below.

     "RESOLUTION PERIOD" has the meaning set forth in Section 4(b)(ii) below.

     "RETAINED LIABILITIES" has the meaning set forth in Section 3(c) below.

     "SENIOR ROAD TOWER GROUP PARTNERSHIP AGREEMENT" means that Senior Road Tower Partnership Agreement dated April 24, 1981, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, condition, community property interest, option, hypothecation, attachment, conditional sale, title retention, right of first refusal, debt, security interest, trust, claim or other lien, liability, encumbrance or right of a third party whatsoever, other than Permitted Encumbrances.

     "SELLER" means Nationwide, Wausau, TBWC, NCI and SDLC.

     "SELLER'S REQUIRED CONSENTS" has the meaning set forth in Section 7(k) below.

     "SHOREVIEW FM GROUP PARTNERSHIP AGREEMENT" means that Partnership Agreement of Shoreview FM Group dated November 23, 1988, as amended June 24, 1996, under which NCI is a partner by virtue of that certain Assignment and Assumption of Agreement to Admit Partner dated June 21, 1996 by and between NCI and Roy H. Park Broadcasting of Minnesota, Inc.

      "STATIONS" means all of the radio broadcast stations set forth in the first and third recitals above, as well as either (a) KSLX-AM and KSLX-FM, or
(b) KEGL-FM, following the closing of the exchange of KSLX-AM and KSLX-FM for KEGL-FM, (provided that until such time as the exchange is completed, references to "Stations" in Sections 5, 6, 10, 12 and 16 shall be applicable to all of KSLX-AM, KSLX-FM and KEGL-FM).

     "SURVEY" has the meaning set forth in Section 7(l) below.

     "TAX" means any federal, state, foreign or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code , customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto.

     "TERMINATION DATE" has the meaning set forth in Section 19(a) below.

     "TITLE COMMITMENT" has the meaning set forth in Section 7(l) below.

     "TRADE DEALS" has the meaning set forth in Section 2(e) below.

     "UNRESOLVED CHANGES" has the meaning set forth in Section 4(b)(iii) below.

     "WARN ACT" means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq., or any state statute requiring notice to terminated or laid off employees.

2.   ASSETS SOLD AND PURCHASED.

On the Closing Date, Seller will sell, transfer, assign and convey to Purchaser, by appropriate instruments, and Purchaser will purchase and assume, subject to the terms and conditions hereinafter set forth, all of the assets and properties used or usable in connection with the business and operation of the Stations (but excluding the Excluded Assets), including but not limited to, the following assets and properties (the "Acquired Assets"), free and clear of all Security Interests except as otherwise set forth herein:

     (a) The FCC licenses, permits and authorizations (the "FCC Licenses") and all other licenses, permits and authorizations issued by any Governmental Authorities for the operation of the Stations including, but not limited to, those listed on EXHIBIT "A" hereto, and all other licenses, permits and authorizations now or hereafter obtained in connection with the operation of the Stations.

     (b) All real property used in connection with the operation of the Stations (other than any real property that is the subject of any lease set forth on EXHIBIT "D" hereof), together with all appurtenant easements thereunto and all structures, fixtures and improvements thereof, including without limitation the real property more fully described on EXHIBIT "B" hereto (the "Real Property").

     (c) All other fixed, tangible and intangible assets used and usable in the operation of the Stations including, but not limited to, those assets identified on EXHIBIT "C" hereto, subject to any changes thereto made in the Ordinary Course of Business between the date hereof and the Closing Date which are permitted pursuant to Section 5(d) of this Agreement.

     (d) All contracts, real property and other leases and agreements listed and described on EXHIBIT "D" attached hereto, together with all contracts for sale of time on the Stations for cash entered into in the Ordinary Course of Business and which do not have more than twelve
          (12) months remaining in their term (whether or not listed on EXHIBIT "D") (except for such contracts for sale of time that have been fulfilled prior to the Closing or contracts, leases or agreements that expire in accordance with their terms prior to Closing) and such other contracts (other than for the sale of time on the Stations), leases and agreements entered into between December 1, 1997 and the Closing Date (i) with the written consent of Purchaser, or (ii) in accordance with the provisions of Section 7(n) hereof; which are to be in effect on the Closing Date, except those which may have been unilaterally canceled by a party other than Seller, provided that, legal rights, if any, accruing to Seller by virtue of any such unilateral cancellation by a party other than Seller shall be assigned by Seller to Purchaser (collectively, "the Contracts").

     (e) The rights and obligations under the agreements, pursuant to which reimbursement is or was to be made in whole or in part in services, merchandise or other non-cash consideration ("Trade Deals"), listed and described on EXHIBIT "E" attached hereto, subject to any changes thereto made in the Ordinary Course of Business between the date hereof and the Closing Date. Seller shall not enter into any Trade Deal outside of the Ordinary Course of Business after execution of this Agreement which shall obligate Purchaser without first obtaining Purchaser's written consent, which shall not be unreasonably withheld. Seller agrees that, as of the Closing Date, the amount due to clients under the Trade Deals shall not exceed the amount due to the Stations under the Trade Deals by more than Five Hundred Thousand Dollars ($500,000) in the aggregate. To the extent that the aggregate value of the amount due to clients under the Trade Deals is greater than Five Hundred Thousand Dollars ($500,000), Buyer shall be entitled to receive the difference as part of the post-closing adjustment pursuant to Section 4 below.

     (f) The call letters for each of the Stations and, except for the "N and Eagle" service mark of, and other service marks owned by Nationwide, all copyrights, trademarks, trade names, logos, jingles, service marks, slogans and promotional materials used in connection with the Stations, and any registrations or applications for registration of any of the same including, but not limited to, those copyrights, trademarks, trade names and service marks listed and described on EXHIBIT "F" attached hereto.

     (g) Such files, records and logs pertaining to the operation of the Stations as are required to be maintained by federal, state or local law or regulation and as Purchaser may reasonably require; provided, however, that Purchaser is not purchasing and will not be entitled to receive Seller's corporate books, files, personnel records of Seller's employees not hired by Purchaser as of the Closing

          Date, records and logs, or journals, books of accounts or other confidential books and records not directly relating to the operation of the Stations; and provided further that Seller shall be provided access to the originals of all such documents, and shall be furnished promptly with copies thereof, upon reasonable request therefor.

     (h)  The goodwill used in the operation of the Stations.

     (i) TBWC's partnership interests in the Shoreview FM Group general partnership and in the Senior Road Tower Group general partnership (the "Partnership Interests").

     This Agreement is limited to the assets herein described, and Purchaser is not purchasing the Excluded Assets.

3. PURCHASE PRICE; DEPOSIT; PERMITTED ENCUMBRANCES, ASSUMED LIABILITIES AND RETAINED LIABILITIES.

     (a)  PURCHASE PRICE.

          The purchase price for the Acquired Assets shall be Six Hundred Twenty Million Dollars ($620,000,000) (the "Purchase Price") payable in full to Seller by wire transfer of immediately available funds on the Closing Date. The Purchase Price shall be allocated among the Acquired Assets in a manner determined by Purchaser based upon an appraisal prepared by Bond & Pecaro, which shall establish reasonable values for such assets; provided, notwithstanding the foregoing, Seller and Purchaser agree that the allocation of the Purchase Price with respect to the assets of KXGL-FM shall in no event be less than Twenty Nine Million Dollars ($29,000,000), and such appraisal and allocation shall be completed prior to Closing unless otherwise agreed to by the Parties. Seller and Purchaser agree to use the allocations determined by Purchaser for all Tax purposes, including without limitation, those matters subject to Section 1060 of the Code.

     (b)  DEPOSIT.

          (i) Upon execution of this Agreement, Purchaser shall deposit in escrow with Bank One Trust Company, NA, acting as escrow agent on the Parties' behalf ("Escrow Agent"), a deposit (the "Deposit") in the amount of Thirty Million Dollars ($30,000,000). The Deposit shall be held in escrow pursuant to a separate escrow agreement ("Escrow Agreement") entered into between Nationwide, Purchaser and the Escrow Agent and attached hereto as EXHIBIT "G." The Deposit shall be invested and disbursed in accordance with the terms of the Escrow Agreement.

          (ii) Subject to Section 19 of this Agreement and the Escrow Agreement, the Deposit, together with any interest earned thereon, shall either be credited toward partial payment of the Purchase Price on the Closing Date, or shall be disbursed to Seller or returned to Purchaser upon termination of this Agreement.

     (c)  PERMITTED ENCUMBRANCES, ASSUMED LIABILITIES AND RETAINED LIABILITIES.

               The Acquired Assets shall be sold and conveyed to Purchaser free and clear of all Security Interests except Permitted Encumbrances and the Assumed Liabilities. Except as expressly and specifically provided in this Agreement with regard to Assumed Liabilities, Purchaser will not assume or otherwise be responsible for any Liabilities or obligations of Seller, regardless of nature and all of such liabilities, obligations and commitments of Seller described in this sentence shall be referred to herein collectively as the "Retained Liabilities."

4. PAYMENT OF CERTAIN ITEMS; POST-CLOSING ADJUSTMENTS; COLLECTION OF ACCOUNTS RECEIVABLE.

     (a) All FCC filing and grant fees, if any, shall be paid by Seller and Purchaser equally.

     (b) Within ninety (90) days after Closing, an accounting shall be made as follows:

          (i) All prepaid income, prepaid expenses (including, but not limited to, FCC regulatory fees), prepayments on any Contracts assumed by Purchaser hereunder, accrued income and accrued expenses of the Stations as of the end of the day prior to the Closing Date shall, except as otherwise expressly provided herein, be adjusted and allocated between Seller and Purchaser to reflect the principle that all expenses and income arising from the operation of the Stations before 12:01 a.m. on the Closing Date shall be for the account of Seller, and all expenses and income arising from the operation of the Stations from and after 12:01 a.m. on the Closing Date shall be for the account of Purchaser.

          (ii) As soon as practicable following the Closing Date, and in any event within ninety (90) days thereafter, or at such other time as the Parties mutually agree, Seller shall deliver to Purchaser Seller's certificate setting forth as of the Closing Date all adjustments to be made as provided in Section 4(b)(i) above. Seller shall provide Purchaser or Purchaser's accountants, counsel or other representatives (the "Purchaser's Representatives") access to copies of all books and records as Purchaser may reasonably request for purposes of verifying such adjustments. Seller's certificate shall be final and conclusive unless objected to by Purchaser in writing within thirty (30) days after delivery. Seller and Purchaser shall attempt jointly to reach agreement as to the amount of the adjustments to be made hereunder within sixty (60) days after receipt by Seller of such written objection by Purchaser, which agreement, if achieved, shall be binding upon all Parties to this Agreement and not subject to dispute or review (the "Resolution Period").

          (iii) Any amounts or methods, principles, practices or policies employed in the preparation thereof, remaining in dispute at the conclusion of the Resolution Period ("Unresolved Changes"), shall be submitted to such firm of United States independent certified public accountants as Seller and Purchaser may agree. If they cannot so agree within five (5) days after the end of the Resolution Period, they shall each select one (1) such firm within ten (10) days after the end of the Resolution Period and the two (2) firms so chosen shall select a third firm of United States independent certified public accountants, to which such dispute shall be submitted (the firm ultimately selected pursuant to this Section 4 being the "Neutral Auditors"). All Unresolved Changes shall be submitted to the Neutral Auditors no later than ten (10) days after the same is designated. Each Party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne pro rata by Seller and Purchaser in proportion to the allocation of the dollar amount of the Unresolved Changes between Seller and Purchaser made by the Neutral Auditors such that the prevailing Party pays a lesser proportion of the fees and expenses. The Neutral Auditors shall act as an arbitrator to determine, based on the provisions of this Section 4, only the Unresolved Changes. The Neutral Auditors' determination of the Unresolved Changes shall be made within forty-five (45) days of the submission of the Unresolved Changes thereto, shall be set forth in a written statement delivered to Purchaser and Seller and shall be final, binding and conclusive.

          (iv) Any amounts due Purchaser or Seller for the adjustments provided for herein shall be paid within ten (10) calendar days after final determination by the Neutral Auditors. If such amount is not paid within such ten (10) day period, interest on such amount shall accrue until paid at the prime rate as published from time to time in the WALL STREET JOURNAL plus five percent (5%).

     (c) Filing and recordation fees and any other fees incurred in connection with the transfer of title to the Real Property being conveyed hereunder, and any applicable transfer taxes, and all expenses incurred in connection with such filing or recordation, and any sales or use tax arising from the consummation of the transactions contemplated by this Agreement, shall be borne by Purchaser or Seller in accordance with local custom.

     (d) At Closing, Seller shall assign to Purchaser the Accounts Receivable, for the purposes of collection only for a period of ninety (90) days, and deliver to Purchaser a list of Seller's Accounts Receivable, for the Stations. If, after the Closing Date, Purchaser shall sell time to any customer of the Stations whose account is included in the Accounts Receivable being assigned, it is agreed that any payments subsequently made by such customer within such ninety (90) day period shall first be applied in reduction of the indebtedness covered by the Accounts Receivable being assigned herein; provided, however, that if during the collection period any account debtor contests the validity of its obligation with respect to any Account Receivable, then Purchaser shall return that Account Receivable to Seller after which Seller will be solely responsible for the collection thereof. Within twenty (20) days after the end of each month end during such ninety
          (90) day period, Purchaser shall pay over to Seller all amounts collected by Purchaser during the preceding month with respect to Accounts Receivable assigned pursuant to this Section 4(d). Purchaser agrees to utilize reasonable efforts to collect all Accounts Receivable assigned to it by Seller. Purchaser=s obligation and authority shall not extend to the institution of litigation, employment of counsel or a collection agency or any other extraordinary means of collection. During the 90-day collection period Seller shall not make any direct solicitation of any account debtor for collection purposes or institute litigation for the collection of amounts due unless the account debtor contests the validity of its obligations and the Account Receivable for such account debtor is returned by Purchaser to Seller. Purchaser shall not, without the prior written consent of Seller, compromise any Accounts Receivable assigned to it by Seller. Any Accounts Receivable remaining uncollected at the termination of said ninety (90) day period after the Closing Date shall be reassigned by Purchaser to Seller. Any amounts thereafter collected by Purchaser with respect to such reassigned Accounts Receivable shall promptly be paid over to Seller. If there is any difference between the amount of the Accounts Receivable according to the records furnished to Purchaser by Seller and the amount claimed by a customer, Purchaser shall not have the right to resolve such dispute. Seller shall be solely responsible for the payment of all salesperson, agency and sales representative commissions due with respect to the Accounts Receivable.

5.   SELLER'S REPRESENTATIONS AND WARRANTIES.

Except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"), Seller hereby jointly and severally represents and warrants to Purchaser the following, which representations and warranties, together with all other representations and warranties of Seller in this Agreement and the Exhibits and Schedules hereto, shall be true and correct as of the Closing Date as if expressly restated on said date.

     (a)  ORGANIZATION OF SELLER.

          (i) Nationwide is a mutual insurance company duly organized, validly existing and in good standing and authorized to do business under the laws of the State of Ohio, is duly authorized under applicable law to carry on its business as presently conducted, and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and heretofore conducted.

          (ii) Wausau is a mutual insurance company duly organized, validly existing and in good standing and authorized to do business under the laws of the State of Wisconsin, is duly authorized under applicable law to carry on its business as presently conducted, and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and heretofore conducted.

          (iii) Subject to its pending winding up of affairs and dissolution which Seller expects to have been effective on or about December 11, 1997, NCI is a corporation duly organized, validly existing and in good standing and authorized to do business under the laws of the State of Ohio, is duly authorized under applicable law to carry on its business as presently conducted, and has all requisite corporate power and authority to own, lease, and operate its assets, properties and business and to carry on its business as now being and heretofore conducted. As of the Closing Date, and as a result of said dissolution, NCI shall not be a legal entity existing under Ohio law but shall nonetheless be authorized under Ohio law to carry out its obligations hereunder.

          (iv) Subject to its pending winding up of affairs and dissolution which Seller expects to be effective on or about December 31, 1997, SDLC is a corporation duly organized, validly existing and in good standing and authorized to do business under the laws of the State of California, is duly authorized under applicable law to carry on its business as presently conducted, and has all requisite corporate power and authority to own, lease, and operate its assets, properties and business and to carry on its business as now being and heretofore conducted. As of the Closing Date, and as a result of said dissolution, SDLC shall not be a legal entity existing under California law but shall nonetheless be authorized under California law to carry out its obligations hereunder.

          (v) TBWC is a corporation duly organized, validly existing and in good standing and authorized to do business under the laws of the State of Ohio, is duly authorized under applicable law to carry on its business as presently conducted, and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and heretofore conducted. As part of the dissolution of NCI, the capital stock of TBWC will be distributed to Nationwide.

     (b)  AUTHORITY.

          Seller has all requisite corporate power and authority to execute and deliver this Agreement and has all requisite power and authority to carry out its obligations hereunder. The making and performance of this Agreement by Seller does not and will not violate any provisions of the Articles of Incorporation, Code of Regulations, Bylaws or other charter document of Seller or, subject to Seller obtaining those consents set forth on EXHIBIT "H" hereto, breach or constitute a default under any material agreement, instrument, order, judgment or decree to which Seller is a party or by which it is bound or violate any law or regulation applicable to Seller or the Stations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller and this Agreement has been duly executed and delivered by Seller and, except for the consent of The Bank of New York, as agent, pursuant to the Credit Agreement for the consummation of the transactions contemplated hereby, which Seller expects to be eliminated in December, 1997 by virtue of the payoff of all indebtedness under the Credit Agreement prior to the effective dissolution of NCI and which consent, in any event, shall not constitute a condition to Seller's closing under this Agreement, constitutes the valid and legally binding obligation of Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, or similar laws affecting the enforcement of creditors' rights generally. Seller is qualified to do business as a foreign entity in all of the states in which it currently is doing business.


      (c) COMPLIANCE WITH LAWS.

          Except as set forth in the Disclosure Schedule, the operation of the Stations is not in violation of any applicable laws, rules and regulations of all Governmental Authorities and Seller has no Knowledge that any such violation is being or may be alleged. Other than the pending application for FCC consent to the exchange of KSLX-FM and KSLX-AM for KEGL-FM, and pending renewal applications set forth on EXHIBIT "A," there is not now, nor on the Closing Date will there be any judgment outstanding or litigation or proceeding pending or, to the Knowledge of Seller, threatened which affects the title or interest of Seller in or to any of the

          Acquired Assets, or its power or right to sell, convey, transfer or assign the same to Purchaser as hereinafter provided, or which would prevent or affect the operation and use of the same by Purchaser, as presently operated and used by Seller, and as contemplated by the terms of any applicable Government Authorization.

     (d)  TANGIBLE  ASSETS.

          As of the date hereof, EXHIBIT "C" attached hereto represents a true and complete list of all tangible assets, except for those assets listed on EXHIBIT "K," used or usable in the business and operation of the Stations to be transferred to Purchaser hereunder. Subject to
          (i) Seller's right to dispose of any properties, equipment and assets in the Ordinary Course of Business (provided, however, that Seller agrees that the value of all such tangible assets disposed of and not replaced with an asset of like kind and quality shall not exceed Three Hundred Thousand Dollars ($300,000) in the aggregate) and (ii) ordinary wear and tear, on the Closing Date Seller will convey to Purchaser good and valid title to such tangible assets and any other properties, equipment and assets acquired by it subsequent to the date hereof and used in the business or operation of the Stations, free of any and all Security Interests, except for any Permitted Encumbrances.

     (e)  CONDITION OF EQUIPMENT.

          Except as set forth on the Disclosure Schedule, Acquired Assets comprised of transmission and studio equipment and other equipment (mechanical and electrical) are in good and technically sound repair and working condition with no material defects therein, fit for the purposes for which they are being utilized and in material compliance with all current FCC requirements and all other applicable laws and regulations.

     (f)  FCC LICENSES.

          Except as set forth on the Disclosure Schedule or EXHIBIT "A," the FCC Licenses are valid and existing authorizations for the purpose of operating the Stations, issued by the FCC under the Communications Act of 1934, as amended, and in accordance with the Rules and Regulations of the FCC, and applications, reports and other disclosures required by the FCC with respect to the Stations have been duly filed and are in full force and effect. Seller is an FCC licensee in good standing and as of the date hereof, except as set forth on the Disclosure Schedule, there are no proceedings or complaints pending or, to the Knowledge of Seller, threatened at the FCC in respect to any such FCC License and Seller is unaware of any facts or circumstances that could reasonably provide a Basis for any such proceeding or complaint. Except for Seller's pending application with the FCC to acquire the FCC License pertaining to KEGL-FM and as set forth on the

          Disclosure Schedule or EXHIBIT "A," Seller holds all FCC Licenses necessary to operate the Stations as presently conducted, and all such FCC Licenses are in full force and effect. Seller anticipates final FCC approval of its application to acquire the FCC License pertaining to KEGL-FM prior to Closing and, except as set forth in the Disclosure Schedule, Seller knows of no facts which may delay or prevent Seller's closing on such FCC License prior to the Closing Date. Seller holds the FCC Licenses necessary to enable Seller to conduct its business of operating the Stations as presently and at the Closing Date conducted (except as set forth on the Disclosure Schedule and as limited by the need to complete the exchange of KSLX-AM and KSLX-FM for KEGL-FM). Seller has no reason to believe that any FCC License of any of the Stations will not be renewed in its ordinary course.

     (g)  PUBLIC INSPECTION FILES.

          The public inspection files for the Stations are in material compliance with the regulations of the FCC relating thereto.

     (h)  CONTRACTS AND TRADE DEALS.

          True and complete copies of all Contracts and all modifications, amendments and renewals thereof listed on EXHIBIT "D" have been furnished to Purchaser and, to the Knowledge of Seller, represent all Contracts of Seller in conjunction with the operation of the Stations through November 30, 1997, except contracts for the sale of air time and Trade Deals. All material provisions of the Contracts listed on EXHIBIT "D" and Trade Deals listed on EXHIBIT "E," and all other contracts, leases, understandings and agreements which may be effectuated between December 1, 1997, and the Closing Date relating to the operations of the Stations have been complied with, and will have been complied with, in all material respects, as of the Closing Date, and no default in respect to any duties or obligations required according to the terms of the Contracts are or will have occurred. If any Contracts are unilaterally canceled by a party other than Seller, legal rights, if any, accruing to Seller by virtue of such unilateral cancellation shall, upon mutual agreement of Seller and Purchaser, be assigned by Seller to Purchaser in whole or pro rata. To the extent that the assignment of any Contract may require the consent of a third party, Seller shall exercise reasonable, good faith efforts to secure such consent. Subject to Section 7(k) regarding Purchaser's Required Consents, in the event that Seller is unable to secure such consent, Purchaser shall not be required to assume performance of said Contract. EXHIBIT "E" specifies the trade balance of all contracts listed thereon as of October 31, 1997. All Contracts listed on EXHIBIT "D" and all Trade Deals listed on EXHIBIT "E" are in full force and effect and are valid and enforceable against Seller in accordance with their respective terms and, to the Knowledge of Seller, no other party thereto is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contracts. EXHIBIT "H" lists all consents required in connection with the assignment of the Contracts from Seller to Purchaser.

     (i)  NO INSOLVENCY.

          No insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of the Acquired Assets are pending or, to the Knowledge of Seller, threatened, and Seller has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute the Basis for, the institution of any such insolvency proceedings.

     (j)  EMPLOYEES.

          The Disclosure Schedule sets forth a list of the employees of the Stations as of October 31, 1997, together with the job titles and annual salaries or estimated annual compensation of such employees as of such date, which list will be updated through the Closing Date. From October 9, 1997, through the date hereof, Seller has not increased the salary of any employee at the Stations other than in the Ordinary Course of Business. Seller has performed all obligations required to be performed by it under its agreements and Employee Benefit Plans with or for the benefit of its employees at the Stations, and is not in breach or in default of any of the material terms thereof. The vacation policy of the Seller with respect to the Stations' employees is set forth in the employee handbook previously provided to Purchaser. Except as set forth on the Disclosure Schedule, there is no dispute between Seller and any of its former or current employees at the Stations related to compensation, severance pay, vacation or pension benefits, or discrimination.

     (k)  EMPLOYEE COMPLAINTS.

          Except as set forth on the Disclosure Schedule, Seller knows of no outstanding complaint or charge filed or made to any government civil rights agency or commission by or on behalf of any employee, former employee or applicant for employment at the Stations concerning any alleged illegal employment practice or alleged discrimination in violation of law with respect to the Stations and Seller is not aware of any fact or circumstance that could reasonably provide a Basis for any such charge or complaint.

     (l)  UNION ACTIVITY.

          Except as set forth on the Disclosure Schedule, the employees at the Stations are not presently represented by and are not seeking representation through any union or other collective bargaining agent.

     (m)  EMPLOYEE BENEFITS AND EMPLOYMENT RIGHTS.

          Seller shall retain, and Purchaser will not assume, any obligation or Liability due to or because of any past service Liability of any of Seller's employees, vested benefits, retirement plan insolvencies or other obligation under local, state or federal law (including ERISA) resulting from the acquisition of the Stations or from the employment of such individuals by Seller. Except for those certain performer agreements listed on EXHIBIT "D" or such other performer or employment agreements (or renewals or amendments thereto) permitted under this Agreement pursuant to Section 7(n), nothing contained in this Agreement shall confer upon any employee of Seller any right with respect to employment by Purchaser, nor shall anything herein interfere with any right Purchaser may have after the Closing Date to
          (i) terminate the employment of any of the employees at any time, with or without cause, or (ii) establish or modify any of the terms or conditions of employment of the employees in the exercise of Purchaser's independent business judgment.

      (n) TRANSMITTER AND STUDIO SITES.

          Except as set forth in the Disclosure Schedule, the Stations' transmitter and studio sites are not the subject of any complaint, notice of noncompliance or notice of violation of any applicable zoning ordinance or building code or regulation of the Federal Aviation Administration, Federal Occupational Safety and Health Administration or Federal Environmental Protection Agency, or regulations of Governmental Authorities and no such violation is known to exist, and there is no zoning ordinance or building code or use or occupancy restriction or condemnation proceeding pending or, to the Knowledge of Seller, threatened which would preclude or impair the use of any such real property or the improvements thereon by Purchaser, in the manner and for the purposes for which they are presently used.

     (o)  ENVIRONMENTAL MATTERS.

          Seller hereby represents and warrants to Purchaser that except as specified in the Disclosure Schedule: (i) no Hazardous Material is or has been located at, on, in or under or has been released or transported from the Stations or the Acquired Assets in such a manner so as to require remediation, removal or cleanup or create other

          Liability under, or otherwise in violation of, any Environmental Requirement or otherwise; (ii) there are no and have been no underground storage tanks at the Stations or included in the Acquired Assets; and (iii) Seller has received no notice of violation, lien, complaint, suit, order or other notice pursuant to any Environmental Requirement or with respect to any environmental condition of the Stations or the Acquired Assets. Notwithstanding anything to the contrary contained in this Agreement, Seller makes no representations or warranties with respect to Environmental Requirements or environmental matters generally except as set forth in this Section 5(o).

     (p)  TAXES.

          Seller has paid and discharged all Taxes which are due, including any such Taxes which, if due and not paid, would interfere with Purchaser's enjoyment or use of the Acquired Assets, excepting such Taxes which will not be due until or after the Closing Date and which are to be prorated between Seller and Purchaser pursuant to the provisions of Section 4(c) hereof. There are no present disputes as to Taxes of any nature payable by Seller which in any event could interfere with Purchaser's enjoyment or use of the Acquired Assets. Seller does not and will not in the future have any Liability, fixed or contingent, for any unpaid Taxes whatsoever which could result in any Security Interests on the Acquired Assets after conveyance thereof to Purchaser or in any other form of transferee Liability to Purchaser.

     (q)  INSURANCE.

          Seller has in force adequate fire and other risk insurance covering the full replacement value of the Real Property and tangible personal property to be transferred herein and shall maintain such insurance in full force until the Closing Date. Seller also has in force, and will maintain until the Closing Date, adequate general public liability insurance in amounts consistent with broadcasting industry standards for similar radio broadcast stations. None of the Acquired Assets has been damaged as a result of fire, explosion, earthquake, accident, fraud, rain, storm, drought, riot, Act of God or public enemy or any other casualty, whether or not covered by insurance, which damage has not been fully repaired or replaced.

     (r)  REAL PROPERTY.

          The Real Property set forth on EXHIBIT "B" hereto constitutes all of the real property that is used in connection with the Stations (other than any real property that is the subject of any lease set forth on EXHIBIT "D" hereof). Except as set forth in the Disclosure Schedule, and to the Knowledge of Seller, all buildings, structures, towers, antennae, improvements and fixtures comprising part of the

          Real Property or real property leased by Seller are in good and technically sound operating condition, have no structural, mechanical or other defects of material significance, and are reasonably suitable for the purposes for which they are being used. With respect to the Real Property or real property leased by Seller, Seller has full legal and practical access thereto and adequate utility service for water and sewer, telephone, electric and/or gas, and sanitary services for the conduct of the business and operations of the Stations as presently conducted. Except as set forth on the Disclosure Schedule, there is no pending or, to the Knowledge of Seller, threatened condemnation or other legal proceeding or action of any kind relating to the Real Property and/or title thereto. Seller will convey to Purchaser at Closing good, marketable, indefeasible and insurable fee simple title to the Real Property free and clear of all Security Interests, other than Permitted Title Exceptions and Permitted Encumbrances. Seller has good and marketable fee simple title to the Real Property, free and clear of any Security Interests other than
          (i) Permitted Encumbrances, (ii) Title Exceptions and (iii) those matters set forth in the Disclosure Schedule.

     (s)  INTANGIBLES.

          Except as set forth in the Disclosure Schedule and for any intangible assets that are leased pursuant to any Contracts set forth on EXHIBIT "D" hereto, all of the intangible assets used in the operation of the Stations are owned by Seller free and clear of adverse claims and none of such intangible assets infringes on the rights of others. No proceedings are pending against Seller or, to the Knowledge of Seller, are threatened which challenge the validity of the ownership of the intangible assets owned by Seller.

     (t)  COPYRIGHTS AND SERVICE MARKS.

          EXHIBIT "F" lists all material, and to Seller's Knowledge, all other copyrights, patents, patent applications, service marks, trademarks, trade names, logos, emblems or slogans owned by or in the possession of Seller or licensed to Seller and used in the conduct of the business of the Stations as now operated, except for Nationwide's "N and Eagle" service mark. Seller's right, title and interest in and to the items listed on EXHIBIT "F" is free and clear of all Security Interests. Except as set forth on the Disclosure Schedule, there is no claim pending or, to the Knowledge of Seller, threatened with respect to the alleged infringement of any such copyright, patent, patent application, service mark, trademark, trade name, logo, emblem or slogan owned by another Person, and to the Knowledge of Seller, there is not any Basis for any such claim.

     (u)  FINANCIAL STATEMENTS.

          The 1996 and 1997 operating and financial statements of the Stations attached to the Disclosure Schedule reflect fairly the financial condition and results of operations of the Stations for the periods during which Seller owned or operated such Stations and said financial statements are stated in accordance with GAAP, except for Trade Deals; provided, that the 1997 operating and financial statements are subject to normal, recurring year-end adjustment. There are no material liabilities associated with the Stations that are not accurately reflected in such operating and financial statements or that have not been otherwise disclosed to Purchaser to the extent this Agreement requires the disclosure thereof.

     (v)  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          Except as set forth in the Disclosure Schedule or as otherwise contemplated by this Agreement, since December 31, 1996, Seller has operated the Stations in the Ordinary Course of Business and there has not been since December 31, 1996 (i) any material adverse change in the business or financial condition of the Stations; (ii) any damage, destruction or loss to the Acquired Assets (other than normal wear and tear) which has not been repaired or replaced; (iii) except in the Ordinary Course of Business, any sale, lease, mortgage, pledge or encumbrance of any of the Acquired Assets subject to the limitations set forth in Section 5(d) above; or (iv) any change in the accounting methods or in the maintenance or method of preparation of books and records relating to the Stations.

     (w)  NO BREACH.

          Assuming compliance with the requirements referred to in Section 5(y) below, and the consent of The Bank of New York, as agent, pursuant to the Credit Agreement for the consummation of the transactions contemplated hereby, which Seller expects to be eliminated in December, 1997 by virtue of the payoff of all indebtedness under the Credit Agreement prior to the effective dissolution of NCI and which consent, in any event, shall not constitute a condition to Seller's closing under this Agreement, neither the execution and the delivery of this Agreement by Seller, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authorities or court to which Seller is subject or any provision of the charter or code of regulations or by laws, as applicable, of Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract or FCC License to which Seller is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Security Interest upon any of the Acquired Assets).

     (x)  BROKERS FEES.

          Seller has retained Gary Stevens & Co. as its broker in connection with this Agreement. Seller is solely liable for the payment of any and all fees or commission in connection therewith and Seller hereby covenants to pay such fees and will indemnify Purchaser for any misrepresentation contained in this Section 5(x).

     (y)  GOVERNMENTAL AUTHORITIES' APPROVALS.

          The execution and delivery by the Seller of this Agreement, the performance by the Seller of its obligations hereunder, and the consummation by the Seller of the transactions contemplated hereby do not require the Seller to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Authority, except for (i) the consent of the FCC and any such consent set forth on EXHIBIT "H" hereto, and (ii) the expiration or early termination of the applicable waiting period under the H-S-R Act.

     (z)  PARTNERSHIP INTERESTS.

          True and complete copies of the Partnership Agreement of Shoreview FM Group and the Senior Road Tower Partnership Agreement have been furnished to Purchaser. NCI is currently a partner in, and as of the Closing Date, TBWC will be a partner in, the Shoreview FM Group partnership and TBWC is a participating partner in the Senior Road Tower Group (the "Partnership Interests"). The only business in which the Shoreview FM Group is engaged in is providing tower and antenna facilities for television and radio broadcast stations and the only businesses in which the Senior Road Tower Partnership is engaged in are providing tower and antenna facilities for television and radio broadcast stations and oil drilling. Each partnership agreement is in full force and effect and enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity); Seller has not received any notice (written or oral) of cancellation, termination or dissolution of either partnership agreement and there exists no event of default or occurrence, condition or act on the part of Seller which constitutes or would constitute (with notice or lapse of time or both) a breach of or default under either partnership agreement and to the Knowledge of Seller there exists no event of default or occurrence, condition or act on the part of any other party to either partnership agreement which constitutes or would constitute (with notice or lapse of time or both) a breach of or default under either partnership agreement.


     (aa) ALL NECESSARY ASSETS.

          Except as set forth on the Disclosure Schedule, the Acquired Assets constitute all of the assets, property and business used or needed (other than the Excluded Assets) in carrying on the business and operation of the Stations as presently conducted. Other than the Excluded Assets, there are no other rights, assets or property owned, used or needed in the operation of the Stations as presently conducted.

     (bb) LITIGATION.

          Except as set forth on the Disclosure Schedule, there is no judgment, award, order, writ, injunction, arbitration decision or decree relating to the conduct of the business or the operation of the Stations or any of the Acquired Assets, and there is no litigation, administrative action, arbitration, proceeding or investigation pending or, to the Knowledge of Seller, threatened against Seller or the Stations in any federal, state or local court, or before any administrative agency or arbitrator (including, without limitation, any proceeding which seeks the forfeiture of, or opposes the renewal of, any of the FCC Licenses), or before any other tribunal duly authorized to resolve disputes. In particular, but without limiting the generality of the foregoing, except as set forth in the Disclosure Schedule, there are no applications, complaints or proceedings pending or, to the Knowledge of Seller, threatened before the FCC or any other governmental organization with respect to the FCC Licenses or the business or operations of the Stations.

     (cc) UNDISCLOSED LIABILITIES.

          No Liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, relating to the Stations or the Acquired Assets exists which could, after the Closing, result in any form of transferee liability against Purchaser or subject the Acquired Assets to any Security Interests (other than Permitted Encumbrances or Permitted Title Exceptions) or otherwise affect the full, free and unencumbered use of the Acquired Assets by Purchaser.

     (dd) RECENT DEVELOPMENTS.

           (i) On November 4, 1997, the board of directors and shareholder of NCI approved the winding up and voluntary dissolution of NCI, to have been effective on or about December 11, 1997. As part of the dissolution, NCI has assigned, conveyed or otherwise transferred, or is in the process of assigning, conveying or otherwise transferring, to Nationwide all of the assets and properties relating to the Stations owned or operated by it, including NCI's right to close on the exchange of KEGL-FM for KSLX-FM and AM, except for its partnership interest in the Shoreview FM Group general partnership, which NCI has assigned, or prior to the Closing Date will assign, to TBWC. As a result, it is expected that NCI will not be selling, transferring, assigning or conveying Acquired Assets at the Closing. In addition, on November 5, 1997, NCI and Nationwide filed an application with the FCC to approve the transfer of such NCI Stations to Nationwide.

          (ii) On November 4, 1997, the board of directors, and on November 5, 1997, the shareholder of SDLC, approved the winding up and voluntary dissolution of SDLC, to be effective on or about December 31, 1997. As part of the dissolution, SDLC has assigned, conveyed or otherwise transferred, or is in the process of assigning, conveying or otherwise transferring, to Wausau all of the assets and properties relating to KXGL-FM. As a result, it is expected that SDLC will not be selling, transferring, assigning or conveying Acquired Assets at the Closing. In addition, on November 5, 1997, SDLC and Wausau filed an application with the FCC to approve the transfer of KXGL-FM to Wausau.

     (ee) REPRESENTATIONS AND WARRANTIES.

          The representations and warranties made by Seller in this Agreement are not, and will not be on the Closing Date, false or misleading individually or in the aggregate with respect to any material fact and will not omit to state a material fact required to be stated therein when necessary in order to make the statements contained therein not materially false or misleading.


6.   PURCHASER'S REPRESENTATIONS AND WARRANTIES.

Except as set forth in the disclosure schedule accompanying this Agreement (the "Purchaser's Disclosure Schedule"), Purchaser hereby represents and warrants to the Seller the following, which representations and warranties, together with all other representations and warranties of Purchaser in this Agreement and the Exhibits and Schedules hereto, shall be true and correct as of the Closing Date as if expressly restated on said date.

     (a)  ORGANIZATION.

          Purchaser is a corporation duly organized, validly existing and in good standing and authorized to do business under the laws of the State of Ohio, is duly authorized under applicable law to carry on its business as presently conducted, and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and heretofore conducted.

     (b)  AUTHORITY.

          Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser and this Agreement has been duly executed and delivered by Purchaser and constitutes the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, or similar laws affecting the enforcement of creditors' rights generally.

     (c)  NO BREACH.

          Assuming compliance with the requirements referred to in Section 6(h) below, neither the execution and the delivery of this Agreement by Purchaser, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authorities or court to which Purchaser is subject or any provision of the charter or by laws of Purchaser or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement or license to which Purchaser is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets.

     (d)  FCC APPROVAL.

          Except as set forth on the Purchaser's Disclosure Schedule, there are no proceedings, complaints, notices of forfeiture, claims, or investigations pending or, to Purchaser's knowledge, threatened, against any, or in respect of any, of the radio broadcast stations licensed to Purchaser, or any of its Affiliates, or any of its or their officers, directors or stockholders, that could materially impair the qualifications of Purchaser to become the licensee of the Stations or delay the FCC's processing of the assignment application as referenced in Section 10 hereof, and Purchaser knows of no reason why the FCC (i) would not approve an application for the assignment of the FCC Licenses to it without material delay or (ii) would require any type of waiver before approving an application for the assignment of the FCC Licenses to it.

     (e)  NO CONFLICTING AGREEMENTS.

          There are not any agreements, contracts, understandings or commitments which will restrain or inhibit the right of Purchaser to enter into this Agreement, make any representations or warranties herein and/or consummate any of the transactions contemplated herein.

     (f)  NO LITIGATION.

          There are no suits, legal proceedings or investigations of any nature pending or, to Purchaser's knowledge, threatened against or affecting it that would affect Purchaser's ability to carry out the transactions contemplated by this Agreement, and Purchaser is unaware of any facts which could reasonably result in any such proceeding.

     (g)  FINANCIAL APPROVALS.

          Purchaser, as of the Closing Date, shall have obtained all financial approvals necessary to consummate the transactions contemplated herein, if any, and shall be financially able to consummate the transactions contemplated herein.

     (h)  GOVERNMENTAL AUTHORITIES' APPROVALS.

          The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder, and the consummation by the Purchaser of the transactions contemplated hereby do not require the Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Authority, except for (i) the consent of the FCC and any such consent set forth on EXHIBIT "H" hereto, and (ii) the expiration or early termination of the applicable waiting period under H-S-R Act.

     (i)  BROKERS FEES.

          Purchaser has not retained a broker or other adviser in connection with this Agreement. Purchaser will indemnify Seller for any misrepresentation contained in this Section 6(i).

7.   COVENANTS PENDING CLOSING.

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

     (a)  GENERAL.

          Each of the Parties shall cooperate fully with one another in taking any reasonable actions (including, without limitation, reasonable actions to obtain the required consent of any Governmental Authority or any third party) necessary or helpful to accomplish the transactions contemplated by this Agreement, including but not limited to the satisfaction of any condition to closing set forth herein.


     (b)  GOVERNMENTAL AUTHORITIES' APPROVALS.

          Each of the Parties shall use all reasonable efforts, and shall cooperate with each other in such efforts, to obtain the approvals of all Governmental Authorities required to be obtained by Seller or Purchaser in order to consummate the transactions contemplated by this Agreement. Except with respect to such related transactions as may be necessary under the FCC's ownership rules, Seller and Purchaser shall make all necessary filings as soon as practicable, but in no event later than ten (10) business days from the date of this Agreement, including, without limitation, those required by the H-S-R Act and the FCC in order to facilitate prompt consummation of the transactions contemplated by the Agreement. In addition, subject to Section 10 hereof, Seller and Purchaser shall each use all reasonable efforts, and shall cooperate fully with each other, to comply as soon as practicable with all governmental requirements applicable to, or necessary for the consummation of, the transactions contemplated hereby. Seller and Purchaser shall provide such information and communications to Governmental Authorities as such Governmental Authorities may request. Each of the Parties shall provide to the other Party copies of all applications filed or submitted with Governmental Authorities in connection with this Agreement and shall keep the other Party apprised of the status of matters relating to completion of the transactions contemplated hereby.

     (c)  ACCESS TO INFORMATION.

          Seller shall give to Purchaser and to Purchaser's Representatives during normal business hours in a manner so as not to interfere with the normal business operations of Seller or the Stations, throughout the period prior to the Closing, access to all of Seller's properties, books, contracts, commitments and records with respect to the Stations; provided, however, that Purchaser may not visit the Stations without the express written consent of Seller, nor may Purchaser contact any current employee of Seller without the express written consent of NCI. All contacts with Seller must be made through Steven P. Berger, President, Willard W. Hoyt, Senior Vice President-Treasurer-Administration, Daniel S. Morris, Vice President-Radio, Ronald (Clancy) P. Woods, Vice President-Radio, Bertram S. Goldman, Vice President-Engineering, Sandra L. Rich, Director-Administration and Assistant Secretary, and Lori Kaiser, Corporate Controller of NCI and all contacts with Seller with respect to legal matters must be made through Mark B. Koogler, Vice President-Associate General Counsel of Nationwide. During such period, Seller shall furnish to Purchaser all such information concerning the affairs of the Stations as Purchaser may reasonably request. Pending the Closing hereunder, Purchaser and Purchaser's Representatives will comply with the provisions of the Confidentiality Agreement between NCI and Purchaser, dated
          October 9, 1997.

     (d)  CONDUCT OF BUSINESS.

          Seller shall take all reasonable efforts to maintain the business reputation and financial condition of the Stations, and to preserve their customers and suppliers. During the period from the date of this Agreement to the Closing Date, the Stations, including without limitation, the amount of on-air promotion, contests or the dollar value of prizes at the Stations, shall be operated in the Ordinary Course of Business and in the same manner as operated prior to the execution hereof. On the Closing Date, there shall be outstanding no Liability, judgment or litigation that could result in any Security Interest upon, or otherwise substantially adversely affect, the Acquired Assets. Seller shall not change the call letters of the Stations.


     (e)  INSURANCE.

          Seller will use its reasonable efforts to maintain in effect insurance coverage against loss of or damage to the Acquired Assets in amounts and kinds not less favorable in any material respect than those currently in effect and use its reasonable efforts to maintain the same through the Closing Date.

     (f)  BOOKS OF ACCOUNT.

          Seller will maintain and continue to keep its books, accounts and records with respect to the Stations and the Acquired Assets in the Ordinary Course of Business.

     (g)  EXCLUSIVITY.

          Seller agrees that, commencing on the date hereof through the Closing or earlier termination of this Agreement, Purchaser shall have the exclusive right to consummate the transactions contemplated herein, and during such exclusive period, Seller agrees that, except as set forth in Sections 5(a) and (dd) above or at the request of Purchaser, neither Seller, nor any officer, executive employee or other representative or agent of Seller: (a) will initiate, solicit or encourage, directly or indirectly, any inquiries, or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of, all or any portion of the Acquired Assets or any securities of NCI, SDLC or TBWC (any such inquiry, proposal or offer being hereinafter referred to as an "Acquisition Proposal" and any such transaction being hereinafter referred to as an "Acquisition");
          (b) will engage in any negotiations concerning, or provide any Confidential Information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; or
          (c) will continue any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal or Acquisition and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken by them in this Section 7(g). Seller shall promptly notify Purchaser in the event an Acquisition Proposal is received by Seller.


     (h)  NOTICE OF DEVELOPMENTS.

          Each Party will give prompt written notice to the other of any material matter causing a breach of any of its own representations and warranties in Sections 5 or 6 above, as applicable.

     (i)  COMPLIANCE WITH LAWS.

          Seller will comply with all material and applicable federal, state and local laws, ordinances and regulations, including, but not limited to, the Communications Act of 1934, as amended, and the Rules and Regulations of the FCC.

     (j)  MAINTENANCE OF ACQUIRED ASSETS.

          Seller will keep at its own expense in a normal historical state of repair and operating efficiency the Acquired Assets. On the Closing Date, the operation of the Stations and the technical equipment shall be in material compliance with the FCC Licenses and the FCC's Rules and Regulations and all other applicable laws and regulations. Except as set forth on the Disclosure Schedule, no citations, complaints or petitions shall be pending or, to Seller's Knowledge, threatened against Seller.

      (k) REQUIRED CONSENTS.

          Seller will use its reasonable good faith efforts to obtain all of the consents noted on EXHIBIT "H" hereto, and in connection therewith promptly to commence and thereafter diligently prosecute application for all such consents, waivers and approvals required herein, and to keep Purchaser currently informed of the status thereof and of any difficulties encountered in obtaining same and to advise Purchaser of all communications relevant to the transactions provided for in this Agreement received by Seller from the FCC subsequent to the date hereof, and to furnish the Purchaser copies of all written communications and documents filed with the FCC by Seller and received by Seller from the FCC subsequent to the date hereof. Marked with an asterisk on EXHIBIT "H" are those consents the receipt of which is a condition precedent to Purchaser's obligation to close under this Agreement (the "Purchaser's Required Consents"). Marked with two asterisks on EXHIBIT "H" are those consents the receipt of which is a condition precedent to Seller's obligation to close under this Agreement (the "Seller's Required Consents").

     (l)  TITLE INSURANCE.

          Seller shall, within sixty (60) days after the execution of this Agreement, at its expense, (i) commission a qualified title company to prepare and provide to Purchaser commitments for ALTA title insurance policies ("Title Commitments") with respect to the Real Property and leased Primary Tower Sites, and Seller shall provide a copy of each Title Commitment to Purchaser, together with complete copies of all documents relating to the title exceptions referred to in each Title Commitment, and (ii) commission a qualified surveyor (licensed in the states where the Real Property or each leased Primary Tower Site is located) to prepare and provide to Purchaser surveys ("Surveys") of the Real Property and the leased Primary Tower Sites depicting the location of all title exceptions. Purchaser shall have the right to disapprove of any title exceptions (whether or not disclosed on any Title Commitment) which in Purchaser's reasonable discretion have an adverse impact on the Real Property or any leased Primary Tower Site or the Purchaser's intended use thereof and Purchaser shall notify Seller of any such disapproval within fifteen
          (15) days after receipt of both the Title Commitments and Surveys by Purchaser. All title exceptions set forth in the Title Commitments and any supplemental reports or updates to the Title Commitments and not disapproved by Purchaser within the time period provided herein shall constitute "Permitted Title Exceptions." Prior to the Closing, Seller may , at its expense, remove or cause to be removed all disapproved exceptions relating to the Real Property or any leased Primary Tower Site (the "Disapproved Matters") or, in the alternative, obtain title insurance in a form satisfactory to Purchaser insuring against the effect of such Disapproved Matters; provided that Seller shall not be obligated to spend more than Five Million Dollars ($5,000,000) at any one (1) site in its attempt to remove or insure over any such Disapproved Matters (other than monetary liens and encumbrances which Seller shall be required to remove regardless of amount thereof). Seller shall notify Purchaser within ten (10) days after receipt of the notice of Disapproved Matters whether it intends to remove the same. If Seller is unable to remove or endorse over any such Disapproved Matters, or if Seller exercises its right not to remove one or more Disapproved Matters (because Seller would be required to spend more than Five Million Dollars ($5,000,000) at such site) or if Seller does not provide an alternative tower site with comparable signal coverage and without a gap in signal coverage, Purchaser may elect (i) to terminate this Agreement or (ii) to waive such Disapproved Matters (such Disapproved Matters shall then be deemed to be Permitted Title Exceptions), in which event Purchaser shall receive a credit at the Closing in the amount, if any, by which Five Million Dollars ($5,000,000) at any one (1) site exceeds the amount paid by Seller (with the approval of Purchaser, which approval shall not be unreasonably withheld) with respect to such site to third parties in connection with removing or endorsing over the Disapproved Matters at such site, to compensate Purchaser for the reduction in value of such Real Property or leased Primary Tower Site resulting from such Disapproved Matters.

     (m)  ENVIRONMENTAL STUDY.

          Within sixty (60) days after the execution of this Agreement, Purchaser shall have the right, at its expense, to commission a qualified engineering firm to conduct Phase I environmental assessments of the Real Property and tower sites leased by Seller (the "Assessments"). If Purchaser notifies Seller in writing within fifteen (15) days after its receipt of the Assessments and the Surveys, that the Assessments disclose any conditions contrary to the representations of Seller contained in Section 5 (and with respect to Seller's representation contained in Section 5(o)(i) only, without regard to any disclosures contained in Seller's Disclosure Schedule), or any potential that such conditions may exist, then Purchaser may conduct or have conducted, at its expense, additional testing to confirm or negate the existence of any such conditions. If such additional testing confirms the existence of any such conditions, then
          (i) Seller shall reimburse Purchaser for the cost of the applicable Assessment and additional testing and (ii) Seller will undertake appropriate remedial action such that its representations and warranties are true and correct as of the Closing Date; provided that Seller shall not be obligated to spend more than Five Million Dollars ($5,000,000) at any one (1) site in its attempt to cure all of such conditions. If Seller exercises the right not to cure such conditions because the cost would exceed Five Million Dollars ($5,000,000) at any one (1) site, Purchaser may elect (i) to terminate this Agreement or
          (ii) waive such environmental conditions, in which event Purchaser shall receive a credit at the Closing in the amount, if any, by which Five Million Dollars ($5,000,000) at any one (1) site exceeds the amount paid by Seller (with the approval of Purchaser which approval shall not be unreasonably withheld) with respect to such site to third parties in connection with the remedial action at such site.

     (n)  CONTRACTS.

          Seller shall only be permitted to enter into or terminate, and Purchaser shall only be required to assume pursuant to Section 2(d) of this Agreement, (a) contracts entered into in the Ordinary Course of Business (other than employment agreements) (i) which do not individually exceed Twenty Five Thousand Dollars ($25,000), and (ii) which can be terminated by notice of twelve (12) months or less without consideration, penalty or obligation; and (b) contracts (including employment agreements) which Purchaser has agreed in writing to assume. If Seller intends to enter into a contract which exceeds the parameters set forth in (a) above, Seller shall immediately notify either Jerome L. Kersting or David H. Crowl of Purchaser to obtain Purchaser's written consent, which may be withheld in Purchaser's judgment reasonably exercised; provided, if either of such individuals does not grant or deny Purchaser's written consent within three (3) business days after receipt of Seller's written notice, Purchaser shall be deemed to have given its consent to Seller entering into such contract.

     (o)  INTERIM  STATEMENTS.

          Until the Closing Date, within thirty (30) days of the end of each calendar month, Seller shall deliver to Purchaser an unaudited statement of revenue and expenses of the Stations and a balance sheet for the month then ended (collectively, the "Interim Statements"). Seller shall also furnish to Purchaser any and all information customarily prepared by Seller concerning the financial condition and results of operations of the Stations, including periodic NCI local and national billing reports prepared in accordance with past practices.

      (p) WAIVER OF OPTION.

          Nationwide shall cause NCI to provide written notice to Wausau, with a copy to Purchaser, of NCI's waiver of its right to exercise either its Asset Option or Stock Option with respect to SDLC as provided for in that certain Option Agreement dated September 30, 1996, by and between NCI and Wausau.

     (q)  TRANSFER OF PARTNERSHIP INTERESTS.

          Seller will use all reasonable efforts to obtain all necessary consents to transfer its Partnership Interests to Purchaser as of the Closing Date.

     (r)  CLOSING OF KEGL-FM.

          Seller will use all reasonable efforts to close the exchange of KSLX-AM and FM, licensed to Scottsdale, Arizona, for KEGL-FM, licensed to Fort Worth, Texas or, in the event such closing does not take place prior to the Closing Date, Seller shall assign its rights in connection therewith to Purchaser.

     (s)  CONSULTING AGREEMENTS.

          As of the Closing Date, Purchaser shall enter into three (3) separate three (3) year consulting agreements with Willard W. Hoyt, Daniel S. Morris and Ronald P. Woods, respectively, each such agreement substantially in the form of EXHIBIT "I" hereto.

     (t)  SALARY INCREASES.

          Seller shall grant no salary increase to any employee of the Stations, except normal merit, promotional and similar increases granted in the Ordinary Course of Business and consistent with prior practice.

     (u)  BOOKS AND RECORDS.

          Purchaser shall maintain the books of accounts and records of the Stations in the usual, regular and ordinary manner, in accordance with Seller's standard accounting practices.

     (v)  REPRESENTATIONS AND WARRANTIES.

          Each Party shall promptly notify the other Parties of any change in any of the information contained in their respective representations and warranties contained herein.

     (w)  CONSENTS TO ASSIGNMENT.

          To the extent that any contract being assumed by Purchaser hereunder is not capable of being sold, assigned, transferred, delivered or subleased without the waiver or consent of any third person (including a Governmental Authority), or if such sale, assignment, transfer, delivery or sublease or attempted sale, assignment, transfer, delivery or sublease would constitute a breach thereof or a violation of any law or regulation, this Agreement and any assignment executed pursuant hereto shall not constitute a sale, assignment, transfer, delivery or sublease or an attempted sale, assignment, transfer, delivery or sublease thereof. Subject to the provisions of Section 7(k) hereof, in those cases where consents, assignments, releases and/or waivers have not been obtained at or prior to the Closing to the transfer and assignment of such contracts, this Agreement and any assignment executed pursuant hereto, to the extent permitted by law, shall constitute an equitable assignment of all of Seller's rights, benefits, title and interest in and to the contracts, and where necessary or appropriate, Purchaser shall be deemed to be the Seller's agent for the purpose of completing, fulfilling and discharging all of the Seller's rights and liabilities arising after the Closing Date under such contracts. Seller shall use its best efforts to provide Purchaser with the financial and business benefits of such contracts (including, without limitation, permitting assignee to enforce any rights of Seller arising under such contracts), and Purchaser shall, to the extent Purchaser is provided with the benefits of such contracts, assume, perform, and in due course pay and discharge all debts, obligations and liabilities of Seller under such contracts to the extent that Purchaser was to assume those obligations pursuant to the terms hereof.

     (x)  BUILDING AND MECHANICAL INSPECTION.

          Within thirty (30) days after the execution of this Agreement, Purchaser may, at its sole expense, commission a reputable engineer to conduct an inspection of the Real Property and any real property subject to assumed leases. If Purchaser notifies Seller in writing within such 30-day period that the inspection discloses a condition that constitutes a material breach of the representations and warranties of Seller contained in Section 5, Seller shall promptly commence remedial action at its expense to reasonably cure the condition and reasonably cure such condition prior to the Closing.

     (y)  AUDITED FINANCIAL STATEMENTS.

          Seller shall cooperate, and use its reasonable best efforts to cause its independent accountants to reasonably cooperate, with Purchaser in order to enable Purchaser to have Seller's or Purchaser's independent accountants prepare audited financial statements for the Stations for the most recently completed fiscal year-end or such other period deemed appropriate by Purchaser. Without limiting the generality of the foregoing, Seller agrees that it will: (i) consent to the use of such audited financial statements in any registration statement or other document filed by Purchaser or any of its affiliates under the Securities Act or the Exchange Act, and (ii) execute and deliver, and cause its officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits, substantially in the form of EXHIBIT "N" and as Seller's or Purchaser's independent accountants may reasonably request under the circumstances.

     (z)  ESTOPPEL CERTIFICATES.

          Seller shall use its best efforts to obtain estoppel certificates, in a form reasonably acceptable to Purchaser, from each of the lessors under the real estate leases being assumed by Purchaser.

8.   PURCHASER'S PERFORMANCE.

     The obligations of Purchaser hereunder are subject at its election to fulfillment of the following conditions as of the Closing Date:

     (a) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and the covenants and agreements of Seller to be performed on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed, and Seller shall have delivered to Purchaser a certificate, dated as of the Closing Date, signed by a duly authorized officer of Seller (without personal Liability to such officer) to that effect.

     (b) The FCC Licenses shall be assigned and transferred to Purchaser and shall contain no adverse modifications of the terms of such authorizations as they presently exist.

     (c) No suit, action or other proceeding against Seller shall be pending before any court or governmental agency of competent jurisdiction in which it is sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     (d) Seller shall have obtained all of the Purchaser's Required Consents. Any and all Governmental Authorities' approvals necessary to consummate the transactions contemplated by this Agreement shall have been received without the imposition of any conditions adverse to Purchaser or any of its Affiliates (other than conditions related to Purchaser's ownership of other radio broadcast stations) and the waiting period under the H-S-R Act shall have been terminated early or expired.

     (e) One or more Title Commitments covering title to the Real Property and leasehold interests of Seller in the Primary Tower Sites and being assumed by Purchaser

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

          shall have been issued to Purchaser as of the Closing at normal premiums (such premiums to be paid by Purchaser), showing title vested in Purchaser free of all Security Interests except Permitted Title Exceptions.

     (f) All Security Interests (except for Permitted Encumbrances) on the Acquired Assets shall have been released.

     (g) Seller shall have obtained and delivered to Purchaser the Surveys as provided in Section 7(o).

     (h) Purchaser shall have received an unqualified auditor's report from either Purchaser's or Seller's independent accountants, as well as the necessary consents, as provided in Section 7(y).

     (i) Seller must deliver to Purchaser the Purchaser Required Consents, including recordable, insurable assignments of, and consents to the assignment of, the real estate leases relating to all transmitter and tower sites assumed by Purchaser hereunder.

     (j) No application shall be pending for renewal of any of the FCC Licenses, the FCC shall have granted renewals of the FCC Licenses for the full terms authorized by law without conditions materially adverse to Purchaser, and such grants (except with respect to KEGL-FM) shall have become Final Orders as defined in Section 10(a); provided that, such requirements of renewal grants, or of such grants becoming Final Orders, may be waived by Purchaser in its sole discretion.

     (k) Seller shall have executed and delivered to Purchaser the documents required herein to be executed and delivered by it.

     (l) Any divestiture by Purchaser or any of its Affiliates of one (1) or more of the Stations or one (1) or more radio broadcast stations other than the Stations required by the FCC, Antitrust Division of the United States Department of Justice or the Federal Trade Commission in order to permit, approve or otherwise allow the consummation of the transactions contemplated by this Agreement shall have been completed or shall be completed simultaneously with the Closing, including, but not limited to, any such divestiture to one (1) or more divestiture trusts.

     (m) Seller shall have executed a lease amendment of the existing lease with respect to the primary tower site for WNCI-FM so that the lease will be extended on the same terms and conditions for ten (10) years, followed by an additional ten (10) year term on commercially reasonable terms, so that the lease will not expire prior to

          December 31, 2017, and the rights under such lease shall be fully assignable to Purchaser so that on the Closing Date, Purchaser shall be entitled to reasonable access and exclusive control of such primary tower site.

     (n) Seller shall have executed a new lease with respect to the primary tower site for KDMX-FM, and (i) such lease will be on commercially reasonable terms; (ii) the term of such lease shall be acceptable to Purchaser (which acceptance may be withheld in the event the term of such lease expires less than five (5) years after the Closing Date, but shall be given if the term of such lease expires five (5) years or more after the Closing Date); provided, however, Seller shall use reasonable best efforts to obtain an initial term of such lease that expires not less than ten (10) years after the Closing Date and a commercially reasonable renewal term, and (iii) the rights under such lease shall be fully assignable to Purchaser such that on the Closing Date, Purchaser shall be entitled to fully enjoy all such lease rights.

     (o) Seller shall have executed a new lease with respect to the primary tower site for KEGL-FM, and (i) such lease will be on commercially reasonable terms; (ii) the term of such lease shall be acceptable to Purchaser (which acceptance may be withheld in the event the term of such lease expires less than five (5) years after the Closing Date, but shall be given if the term of such lease expires five (5) years or more after the Closing Date); provided, however, Seller shall use reasonable best efforts to obtain an initial term of such lease that expires not less than ten (10) years after the Closing Date and a commercially reasonable renewal term, and (iii) the rights under such lease shall be fully assignable to Purchaser such that on the Closing Date, Purchaser shall be entitled to fully enjoy all such lease rights.

     (p) Seller shall have provided Purchaser with written confirmation from Seller's landlord that the existing lease with respect to the primary tower site for KXGL-FM will not expire prior to June 30, 2004, and the rights under such lease shall be fully assignable to Purchaser such that on the Closing Date, Purchaser shall be entitled to fully enjoy all such lease rights.

9.   SELLER'S PERFORMANCE.

     Seller's performance is subject at its election to fulfillment of the following conditions as of the Closing Date:

     (a) The Purchase Price shall have been paid in accordance with the terms of this Agreement, and Purchaser shall have executed all of the documents required of it herein.

     (b) The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and the covenants and agreements of Purchaser to be performed on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed, and Purchaser shall have delivered to Seller a certificate, dated as of the Closing Date, signed by a duly authorized officer of Purchaser (without personal Liability to such officer) to that effect.

     (c) No litigation, investigation or proceeding of any kind shall have been instituted which would adversely affect the ability of Purchaser to comply with the provisions of this Agreement.

     (d) Seller shall have received all of the Seller's Required Consents. Any and all Governmental Authorities' approvals necessary to consummate the transactions contemplated by this Agreement shall have been received without the imposition of any conditions adverse to Seller or any of its Affiliates and the waiting period under the H-S-R Act shall have terminated early or expired.

10.  FCC AND H-S-R APPROVAL AND APPLICATION.

     (a) Consummation of the transactions contemplated hereunder is conditioned upon the FCC having given its prior consent in writing to the assignment to Purchaser of the FCC Licenses without the imposition of adverse conditions to Purchaser or any of its Affiliates, except as set forth below in Sections 10(c), (d) and (e), and such consent having become a Final Order(s). For purposes of this Agreement, a consent shall be deemed a Final Order(s) when it is no longer subject to timely review by the FCC or by any court or, in the event of reconsideration upon its own motion or otherwise by the FCC or an appeal by any person to any court, upon the decision of such body becoming no longer subject to review. The condition of finality may be waived jointly by Seller and Purchaser.

     (b) On November 13, 1997, the Parties filed an application requesting FCC consent to the transactions herein involved (the "November 13 Application"). The November 13 Application contemplated that a further application or applications would be made with the FCC such that Purchaser will comply with the FCC's rules regarding multiple ownership of radio stations. The Parties agree to prosecute the November 13 Application and all subsequent applications diligently and in good faith.

     (c) Notwithstanding anything in this Agreement to the contrary, in the event the FCC, as part of its review of the transactions contemplated hereby, notifies Purchaser that the FCC has formally determined (orally or in writing) that Purchaser's ownership of the Stations and the radio broadcast stations currently owned or operated by Purchaser may or would violate applicable laws and regulations and require a disapproval, in whole or in part, of the transactions contemplated hereby, Purchaser agrees that it shall take all steps necessary to comply with such requirements as the FCC may require in order to approve the consummations of the transactions contemplated by this Agreement, including but not limited to Purchaser's divestiture of the Stations or radio broadcast stations other than the Stations.

     (d) Consummation of the transactions contemplated hereunder is conditioned upon early expiration or termination of the waiting period under the H-S-R Act. Notwithstanding anything in this Agreement to the contrary, in the event the Antitrust Division of the United States Department of Justice or the Federal Trade Commission, as part of their review of the transactions contemplated hereby pursuant to the H-S-R Act, challenges Purchaser's acquisition of the Stations, Purchaser agrees that it shall take all steps necessary to resolve such challenge to the transactions contemplated by this Agreement, including but not limited to Purchaser's divestiture of the Stations or radio broadcast stations other than the Stations.

     (e) If the FCC has given its consent(s) in writing to the assignment of the FCC Licenses as set forth in subsection (a) above, but such consent(s) has not become a Final Order(s), then the Parties hereby agree that, at Purchaser's option, the condition that the consent(s) be a Final Order(s) as set forth in subsection (a) above shall be waived by the Parties and, for purposes of Section 11, the condition to closing set forth in Section 10 shall be satisfied and the Closing may take place in accordance with Section 11 hereof; provided, however, that (i) in no event shall the Closing take place prior to April 1, 1998 unless such consents have become Final Orders; and (ii) from and after April 1, 1998, Seller may, if there shall be a challenge made to the FCC consent(s) to the assignment of the FCC Licenses prior to such consent(s) becoming a Final Order(s), delay the Closing of the transactions contemplated by this Agreement if and for so long as its outside FCC counsel shall provide Seller and Purchaser with a written opinion to the effect that the challenge has raised material non-frivolous issues which could require substantive review of the merits of the challenge by the FCC and/or any reviewing court and which reasonably could be expected to result in reversal or rescission of the FCC consent(s) to the assignment of the FCC Licenses.

11.  DATE, NOTICE AND PLACE OF CLOSING.

     The closing of the sale and purchase of the Acquired Assets (the "Closing") shall be mutually agreed upon by Seller and Purchaser, but, in the absence of such agreement, shall not be more than ten (10) business days after all of the conditions to closing set forth in Sections 8, 9 and 10 hereof are satisfied or waived (the "Closing Date"). In the event of the inability of the Parties to agree on the Closing Date, Seller or Purchaser shall have the right to fix the same on ten (10) days' prior written notice to the other, the first such notice given being binding. The closing shall be held at the offices of Seller at One Nationwide Plaza, Columbus, Ohio.

12.  CONTROL OF STATIONS.

     Until the Closing Date, Seller shall have ultimate control of the Stations, their respective equipment and operation. Purchaser shall be entitled, however, to notice of any significant problems or developments with the purpose that an uninterrupted and efficient transfer to Purchaser of the Stations and the Acquired Assets may be accomplished.

13.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations, warranties, covenants and agreements contained in this Agreement shall be true and correct on and as of the Closing Date as though such representations, warranties, covenants and agreements were made on and as of such time (except those given as of a specified date), and all such representations, warranties, covenants and agreements shall survive the Closing hereunder; provided, however, that neither Party shall have any Liability for a misrepresentation or breach of warranty unless written notice of claim therefor specifying with particularity the facts upon which such claim is based has been given to such Party by the other Party hereto within eighteen (18) months from the Closing Date.

14.  RIGHTS OF INDEMNIFICATION.

     a. It is understood and agreed that Purchaser does not assume, and shall not be obligated to pay, any Liabilities of Seller under the terms of this Agreement or otherwise and shall not be obligated to perform any obligations of Seller of any kind or manner except by reason of Contracts expressly assigned and assumed by Purchaser hereunder, and, with respect to Contracts, only such obligations which arise subsequent to the Closing Date or as is herein provided. Seller hereby agrees to jointly and severally indemnify and hold Purchaser, its successors and assigns, harmless from and against:

          i. Liabilities arising from the operation of the Stations prior to the Closing Date, including, but not limited to, any Tax Liability from such operation and claims arising or required to be performed prior to the Closing Date under any Contract assumed by Purchaser hereunder; and

          ii. Any and all damage or deficiency resulting from a misrepresentation, breach of warranty or nonfulfillment of a covenant or an agreement on the part of Seller under this Agreement, or from a misrepresentation in or omission from any certificate or other instrument furnished to Purchaser pursuant

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

                to this Agreement, or in connection with any of the transactions contemplated hereby; and

          iii.  the Retained Liabilities; and

          iv. Any and all actions, suits, proceeding, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incurred by Purchaser as a result of Seller's failure or refusal to settle, compromise or defend any claim incident to the foregoing provisions.

     b. If any claim for which Purchaser is entitled to indemnity is asserted against Purchaser by a third party, Purchaser shall promptly give Seller notice thereof and give Seller an opportunity to defend the same with counsel of Seller's choice (subject to the approval of Purchaser, not to be unreasonably withheld or delayed) at Seller's expense. Purchaser, at Seller's expense, shall provide reasonable cooperation in connection with such defense. In the event that Seller desires to compromise or settle any such claim and such compromise will adversely affect Purchaser, Purchaser shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only and will include a full release and discharge of Purchaser, and Purchaser withholds its consent to such compromise or settlement, Purchaser and Seller agree that (i) Seller's Liability shall be limited to the amount of the proposed settlement and upon payment of such sum to Purchaser Seller shall thereupon be relieved of any further Liability with respect to such claim, and (ii) from and after such date, Purchaser will undertake all legal costs and expenses in connection with any such claim. If Seller fails to defend any claim within a reasonable time, Purchaser shall be entitled to assume the defense thereof, and Seller shall be liable to Purchaser for its expenses reasonably incurred, including attorneys' fees and payment of any settlement amount or judgment.

     c. It is understood and agreed that Seller does not assume, and shall not be obligated to pay, any Liabilities of Purchaser under the terms of this Agreement or otherwise. Purchaser hereby agrees to indemnify and hold Seller, its successors and assigns, harmless from and against:

          i. Liabilities arising from the operation of the Stations on or after the Closing Date, including, but not limited to, any Tax Liability resulting from such operation and claims arising or required to be performed on or after the Closing Date under any Contract assumed by Purchaser hereunder; and

          ii. Any and all damage or deficiency resulting from a misrepresentation, breach of warranty or nonfulfillment of a covenant or an agreement on the part of Purchaser under this

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

                Agreement, or from a misrepresentation in or omission from any certificate or other instrument furnished to Seller pursuant to this Agreement, or in connection with any of the transactions contemplated hereby; and

          iii.  the Assumed Liabilities; and

          iv. Any and all actions, suits, proceedings, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incurred by Seller as the result of Purchaser's failure or refusal to settle, defend or compromise any claim incident to any of the foregoing provisions.

     d. If any claim for which Seller is entitled to indemnity is asserted against Seller by a third party, Seller shall notify Purchaser promptly and give Purchaser an opportunity to defend the same with counsel of Purchaser's choice (subject to the approval of Seller, not to be unreasonably withheld or delayed) at Purchaser's expense. Seller, at Purchaser's expense, shall provide reasonable cooperation in connection with such defense. In the event that Purchaser desires to compromise or settle any such claim and such compromise will adversely affect Seller, Seller shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only and will include a full release and discharge of Seller, and Seller withholds its consent to such compromise or settlement, Purchaser and Seller agree that
          (i)Purchaser's Liability shall be limited to the amount of the proposed settlement and upon payment of such sum to Seller Purchaser shall thereupon be relieved of any further Liability with respect to such claim, and (ii) from and after such date, Seller will undertake all legal costs and expenses in connection with any such claims. If Purchaser fails to defend any claim within a reasonable time, Seller shall be entitled to assume the defense thereof, and Purchaser shall be liable to Seller for its expenses reasonably incurred, including attorneys' fees and payment of any settlement amount or judgment.

     e. Notwithstanding any other provision hereof, in the event either Party shall default in its obligations hereunder, such Party shall have a period not to exceed fifteen (15) business days after notice thereof by the other Party in which to cure said default.

     f. Notwithstanding the foregoing, the right of Purchaser and Seller to obtain indemnification from the other shall be subject to the following provisions:

          i. Seller shall not be obligated to indemnify Purchaser pursuant to Section 14(a) unless the aggregate amount owed by Seller to Purchaser pursuant to Section 14(a) exceeds Two Million Dollars ($2,000,000), in which event Seller shall be required to

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

                indemnify Purchaser for the entire amount owed which exceeds One Million Dollars ($1,000,000), but which is less than the Purchase Price.

          ii. Purchaser shall not be obligated to indemnify Seller pursuant to Section 14(c) unless the aggregate amount owed by Purchaser to Seller pursuant to Section 14(c) exceeds Two Million Dollars ($2,000,000), in which event Purchaser shall be required to indemnify Seller for the entire amount owed which exceeds One Million Dollars ($1,000,000), but which is less than the Purchase Price.

15.  ALTERNATIVE DISPUTE RESOLUTION.

     (a) Except as otherwise provided herein, in case any disagreement of whatever nature arising out of or relating to this Agreement or the breach, termination, enforceability or validity thereof ("Dispute") shall arise between the Parties hereto, the Parties shall first attempt in good faith to resolve the Dispute promptly by negotiation between executives who have authority to settle the Dispute. If the Dispute cannot be resolved through negotiation, either party may initiate mediation of the Dispute as hereinafter provided.

     (b) If the Dispute has not been resolved by negotiation as hereinabove provided, the Parties shall make a good faith attempt to settle the Dispute by mediation pursuant to the provisions of this Section 15 before resorting to arbitration. Unless the Parties agree otherwise, the mediation shall be conducted in accordance with the Commercial Mediation Rules of the AAA then in effect by a mediator who (i) has the qualifications and experience set forth in paragraph (c) of this
          Section 15 and (ii) is selected as provided in paragraph (d) of this
          Section 15.

     (c) Unless the Parties agree otherwise, the mediator shall be a lawyer (i) who is or has been a partner in (or counsel to) a highly respected law firm for at least fifteen (15) years as a practicing attorney specializing in either general commercial litigation or general corporate and commercial matters and (ii) who has had both training and experience as a mediator.

     (d) Either party (the "Initiating Party") may initiate mediation of the Dispute by giving the other party (the "Recipient Party") written notice (a "Mediation Notice") setting forth a list of the names and resumes of qualifications and experience of three impartial persons who the Initiating Party believes would be qualified as a mediator pursuant to the provisions of paragraph (c) hereof. Within fifteen
          (15) days after the delivery of the Mediation Notice, the Recipient Party shall give a counter-notice (the "Counter-Notice") to the Initiating Party in which the Recipient Party may designate a person

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

          to serve as the mediator from among the three (3) persons listed by the Initiating Party in the Mediation Notice (in which event such designated person shall be the mediator). If none of the persons listed in the Mediation Notice is designated by the Recipient Party to serve as the mediator, the Counter-Notice should set forth a list of the names and resumes of three (3) impartial persons who the Recipient Party believes would be qualified as a mediator pursuant to the provisions of paragraph (c) hereof. Within ten (10) days after the delivery of the Counter-Notice, the Initiating Party may designate a person to serve as the mediator from among the three (3) persons listed by the Recipient Party in the Counter-Notice (in which event such designated person shall be the mediator). If the Parties cannot agree on a mediator from the three (3) impartial nominees submitted by each party, each party shall strike two (2) names from the other Party's list, and the two (2) remaining persons on both lists will jointly select as the mediator any person who has the qualifications and experience set forth in paragraph (c) hereof. If they are unable to agree, then the mediator will be selected by the President of the AAA.

     (e) Within thirty (30) days after the mediator has been selected as provided above, both Parties and their respective attorneys shall meet with the mediator for one (1) mediation session of at least six (6) hours, it being agreed that each Party representative attending such mediation session shall be an executive with authority to settle the Dispute. If the Dispute cannot be settled at such mediation session or at any mutually agreed continuation thereof, either Party may give the other and the mediator a written notice declaring the mediation process at an end, in which event the Dispute shall be resolved by arbitration as hereinafter provided.

     (f) The costs of the mediation shall be shared equally between the Parties.

     (g) If the Dispute is not settled by negotiation or mediation, then the Dispute shall be decided by binding and final arbitration.
          Arbitration shall be initiated by either Party giving written notice to arbitrate to the other Party, stating the question to be arbitrated and the name of the arbitrator selected by that Party. Within ten
          (10) days of the date of said notice to arbitrate, the other Party shall select and give written notice of its arbitrator to the initiating Party. The two arbitrators so selected shall select a third arbitrator and give written notice within five (5) days after the second arbitrator is chosen. The arbitration shall be conducted solely by the third arbitrator, who shall hear evidence and make an award within twenty (20) days after the notice of selection of the third arbitrator is given to the Parties, which award, when signed by the third arbitrator, shall be final. If either Party shall refuse or neglect to appoint an arbitrator within ten (10) days after the other Party shall have appointed an arbitrator and given written notice to arbitrate to the other Party, requiring such Party to appoint an arbitrator, then the arbitrator so appointed by the first Party shall have power to proceed to arbitrate and determine the matters of disagreement as if he were an arbitrator appointed by both the Parties hereto for that purpose, and his award in writing signed by him shall be final; provided that such award shall be made within fifteen (15) days after such refusal or neglect of the other Party to appoint an arbitrator. The Party against which such award is made shall pay all costs and expenses of the arbitration.

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

     (h) Any arbitration pursuant to this Section 15 shall be conducted in Columbus, Ohio, and governed by the Federal Arbitration Act and administered by the American Arbitration Association under its Commercial Arbitration Rules and its Supplementary Procedures for Large, Complex Disputes, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who (i) are on the AAA's Large, Complex Case Panel or a CPR Panel of Distinguished Neutrals, or who have professional credentials similar to the attorneys listed on such AAA and CPR panels, and (ii) have practiced law for at least fifteen (15) years as an attorney specializing in either general commercial litigation or general corporate and commercial matters. The arbitrator shall base its award on applicable law and judicial precedent and include in such award a statement of the reasons upon which the award is based. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

16.  RISK OF LOSS.

     The risk of any loss, damage or destruction to any of the Acquired Assets from fire or other casualty or cause shall be borne by Seller at all times prior to the Closing hereunder. Upon the occurrence of any loss or damage to any of the Acquired Assets as a result of fire, casualty or other causes prior to the Closing Date, Seller shall immediately notify Purchaser of same in writing stating with particularity the extent of loss or damage incurred, the cause thereof, if known, and the extent to which restoration, replacement and repair of the property or assets lost or destroyed will be reimbursed under any insurance policy with respect thereto. Prior to the Closing, Seller shall, at its expense, restore, replace and/or repair the Acquired Assets which have been damaged or suffered loss; provided that Seller shall not be obligated to spend more than Five Million Dollars ($5,000,000) in the aggregate in its attempt to restore, replace and/or repair such damage or loss. If Seller exercises the right not to restore, replace and/or repair such damage or loss because the aggregate cost would exceed Five Million Dollars ($5,000,000), Purchaser may elect (i) to terminate this Agreement or (ii) to waive such conditions, in which event Purchaser shall receive a credit of Five Million Dollars ($5,000,000) toward the Purchase Price (less the amount of any proceeds received by Seller under any insurance policy and paid to Purchaser by Seller), and Seller shall assign to Purchaser all rights under any insurance claim(s) covering the loss(es).

17.  SELLER'S PERFORMANCE AT CLOSING.

     At the Closing hereunder, Seller shall:

     (a) Deliver to Purchaser an executed General Conveyance, Bill of Sale, Assignment and Assumption, substantially in the form of EXHIBIT "J" hereto, which General Conveyance, Bill of Sale, Assignment and Assumption shall include, but not be limited to, an assignment to Purchaser of (i) the FCC Licenses, (ii) good and marketable title to all tangible personal property described on EXHIBIT "C" hereof (subject to changes permitted herein), (iii) the Contracts and Trade Deals described on EXHIBIT "D" and EXHIBIT "E" hereof, subject to changes permitted herein, (iv) the copyrights and service marks listed on EXHIBIT "F" hereof, and (v) all right, title and interest of Seller in and to the intangible assets; all of which shall be conveyed free and clear of all Security Interests except the Permitted Encumbrances.

     (b) Deliver to Purchaser one or more executed general warranty deeds, conveying to Purchaser good and marketable title, in fee simple, to the Real Property, free and clear of all Security Interests except the Permitted Encumbrances and the Permitted Title Exceptions.

     (c) Deliver to Purchaser at the Stations the files, records and logs referred to in Section 2(g) hereof.

     (d) Deliver to Purchaser a certified copy of the resolutions of the Board of Directors of Seller authorizing the execution of this Agreement and the consummation of the transactions described herein.

     (e) Deliver to Purchaser a certificate signed by a duly authorized officer of Seller and dated as of the Closing Date to the effect that all of Seller's representations and warranties set forth in this Agreement are true and correct in all material respects as of and as if made on the Closing Date, and that all covenants, terms and conditions to be complied with and performed by Seller have been complied with or performed in all material respects.

     (f) Deliver to Purchaser such instruments and documents required pursuant to Section 8, and such other instruments and documents as may be reasonably requested by Purchaser to effectuate the transactions contemplated hereby.

     (g) Pay to Purchaser an amount equal to the Accrued 1998 Vacation of all Seller's employees hired by Purchaser pursuant to Section 20 hereof.

     (h) A written opinion of Seller's FCC counsel in the form of EXHIBIT "L" dated as of the Closing Date.

18.  PURCHASER'S PERFORMANCE AT CLOSING.

     At the Closing hereunder, Purchaser shall:

     (a)  Pay, by wiring immediately available funds, the Purchase Price.

     (b) Deliver to Seller an executed counterpart of the General Conveyance, Bill of Sale, Assignment and Assumption substantially in the form of EXHIBIT "J" hereto, and such other instruments as Seller may reasonably require evidencing Purchaser's assumption and agreement to perform all of the Contracts assigned to it hereunder and evidencing Purchaser's acceptance and conveyance of title to the personal property and other assets assigned and conveyed to it hereunder.

     (c) Deliver to Seller a certified copy of the resolutions of Purchaser's Board of Directors duly authorizing the execution and delivery of this Agreement and the consummation of the transactions described herein.

     (d) Deliver to Seller a certificate signed by a duly authorized officer of Purchaser and dated as of the Closing Date to the effect that all of Purchaser's representations and warranties set forth in this Agreement are true and correct in all material respects as of and as if made on the Closing Date, and that all covenants, terms and conditions to be complied with and performed by Purchaser have been complied with or performed in all material respects.

     (e)  Deliver to Seller such instruments and documents required pursuant to
          Section 9 and such other documents and instruments as may be reasonably requested by Seller to effectuate the transactions contemplated hereby.

     (f) Deliver to the individuals identified in Section 7(s) those consulting agreements described in Section 7(s) substantially in the form of EXHIBIT "I."

19.  EVENTS OF TERMINATION; REMEDIES

     (a)  FAILURE TO CLOSE WITHOUT FAULT.

          In the event that (i) each of the Parties hereto shall have materially satisfied all of the obligations of such Party under this Agreement which were to have been satisfied by such Party prior to the Closing Date and shall not have materially breached any representation, warranty, covenant or agreement of such Party contained in this Agreement, but (ii) the Closing shall nevertheless fail to take place (without any fault on the part of any Party) prior to December 31, 1998 (the "Termination Date") because one or more conditions to the Closing in Sections 8, 9 or 10 hereof shall not have been satisfied or waived, this Agreement shall terminate at the option of either Party, and the Deposit, together with any interest earned thereon, shall be returned to Purchaser; provided, however, if the failure to close results from the failure of the FCC to grant its written consent(s) to the assignment of the FCC Licenses as contemplated by Section 10(a) and Section 10(e), a Party may not terminate this Agreement pursuant to Section 19(a), if such Party would not be allowed to terminate this Agreement pursuant to Section 19(b).

     (b)  FCC APPROVAL.

          If the FCC has failed or refused to grant its written consent(s) to the assignment of the FCC Licenses as contemplated by Section 10(a) and Section 10(e) and/or to any other transactions contemplated to be consummated hereunder by the Termination Date, the Party not at fault or whose qualifications are not in issue shall have the option of terminating this Agreement.

     (c)  MUTUAL CONSENT.

          This Agreement may be terminated at any time by mutual written agreement of Purchaser and Seller.

     (d)  PARTY NOT AT FAULT.

          (i) Seller may terminate this Agreement if (a) any of the conditions set forth in Section 9 or 10 of this Agreement have become incapable of fulfillment (or are otherwise not fulfilled) on or before the Termination Date, or if Purchaser has breached in any material respect any of its representations and warranties contained herein or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements contained herein, (b) Seller has given Purchaser thirty (30) days notice of such matter, (c) Purchaser has failed to cure such matter within that period, and (d) Seller's representations and warranties are not materially incorrect and Seller is not in material breach of its agreements and covenants under this Agreement.

          (ii) Purchaser may terminate this Agreement if (a) any of the conditions set forth in Section 8 or 10 of this Agreement have become incapable of fulfillment (or are otherwise not fulfilled) on or before the Termination Date, or if Seller has breached in any material respect any of its representations and warranties contained herein or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements contained herein, (b) Purchaser has given Seller thirty (30) days notice of such matter, (c) Seller has failed to cure such matter within that period, and
                (d) Purchaser's representations and warranties are not materially incorrect and Purchaser is not in material breach of its agreements and covenants under this Agreement.

          (iii) Purchaser may terminate this Agreement under the conditions set forth in Sections 7(l), 7(m) and 16.

          Except as set forth in Section 19(e) below, the termination of this Agreement as set forth in this Section 19 shall not relieve any Party from any Liability it may have hereunder for a breach of this Agreement prior to termination.

     (e)  LIQUIDATED DAMAGES.

          If this Agreement is terminated by Seller due to a material breach by Purchaser of its representations, agreements or covenants under this Agreement (and if the Seller is not then in breach or default under this Agreement), then Seller shall be entitled to the Deposit amount of Thirty Million Dollars ($30,000,000) as liquidated damages, it being agreed that the liquidated damages shall constitute full payment for any and all damages suffered by Seller by reason of Purchaser's failure to close this Agreement. Seller and Purchaser agree in advance that Seller's actual damages if Purchaser materially breaches its obligations hereunder would be difficult to ascertain and that the amount of the liquidated damages paid to Seller is a fair and equitable amount to reimburse Seller for damages sustained from the termination of this Agreement for the reason stated in the first sentence of this Section 19(e).

     (f)  SPECIFIC PERFORMANCE.

          Seller agrees that the Acquired Assets include unique property that cannot be readily obtained on the open market and that monetary damages may not be adequate to compensate Purchaser for its injury if this Agreement is not specifically enforced in the event of a material default by Seller. Purchaser shall therefore be entitled, in lieu of the right to collect money damages as provided in Section 14, to obtain specific performance of the terms of this Agreement. If any action is brought by Purchaser to enforce this Agreement, Seller shall waive the defense that there is an adequate remedy at law.

20.  SELLER'S EMPLOYEES.

     Seller shall be responsible for providing any notice required by the WARN Act and shall do so prior to the Closing Date, but in no event prior to February 1, 1998, after consultation with the Purchaser to allow a reasonable period of time for Purchaser to interview Seller's employees at the Stations for possible employment. Purchaser may also interview employees with employment contracts to be assumed by Purchaser hereunder. Seller shall provide notice to Purchaser of its notice under the WARN Act, and Purchaser shall have ten (10) business days from the date of Seller's notice to interview such employees and make offers of employment. Prior to the date Purchaser intends to make offers of employment to Seller's employees, Purchaser shall notify Seller of the names of those employees to whom Purchaser makes such offers, including the salary and other compensation offered to each such employee, and Purchaser shall use its reasonable best efforts to promptly notify Seller of the names of those employees of Seller who accept such offers of employment with Purchaser after acceptance of such offers, but in all events prior to the Closing Date. Purchaser shall have the sole and exclusive right to establish the wage, any other compensation and all other terms and conditions of employment and accrued employee benefits and vacation payable to all such employees hired by Purchaser as of the Closing Date. As of the Closing Date, Seller covenants and agrees to pay to Purchaser an amount equal to all of the Accrued 1998 Vacation of Seller's employees hired by Purchaser as of the Closing Date and Purchaser covenants and agrees to allow all such employees to take the vacation days represented by the Accrued 1998 Vacation with respect to each such employee after the Closing Date. All employees of Seller who are offered and accept employment with Purchaser shall be considered terminated employees of Seller and shall not be entitled to receive from Purchaser credit for any accrued vacation days, sick days, personal days, paid time off or other such days, other than Accrued 1998 Vacation; provided, however, that any such hired employees shall be entitled to receive credit under Purchaser's employee benefit plans for time served with Seller. Seller acknowledges and agrees that it, and not Purchaser, is and shall after Closing remain solely responsible for any and all wages, compensation, commissions, bonuses, severance pay, insurance, supplemental pension, deferred compensation, retirement and any other benefits, premiums and claims, due, to become due, committed, accrued or otherwise promised to any person who, as of the Closing Date, is a retiree, former employee, or current employee of Seller, relating to the period up to the Closing Date. Purchaser, as purchaser of the Acquired Assets, shall assume no employee benefit plans, programs, policies, or practices, whether or not set forth in writing, maintained by Seller at any time.

21.  ASSET ACQUISITION STATEMENT.

     The Parties shall each file Internal Revenue Service Form 8594 in a timely manner after the Closing Date and in accordance with the purchase price allocation determined in accordance with Section 3(a) hereof.

22.  EXHIBITS AND SCHEDULES.

     All Exhibits and Schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein as if fully set forth herein.

23.  BENEFIT AND ASSIGNMENT.

     (a) This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. All covenants, agreements, statements, representations, warranties and indemnities in this Agreement by and on behalf of any of the Parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns.

     (b) Purchaser shall have the right to assign and/or delegate all or any portion of its rights and obligations under this Agreement, including without limitation assignments as collateral, provided that no such assignment and/or delegation shall relieve Purchaser of its obligations hereunder in the event that its assignee fails to perform the obligations delegated. Specifically, but not in limitation of the immediately preceding sentence, in the event that Purchaser determines that in order to make certain the consummation of the transactions contemplated hereby on or before the Termination Date, it would be advisable for its designee/assignee to purchase directly from Seller all or some portion of the Acquired Assets, Seller shall take such actions as are reasonably requested by Purchaser to effectuate the same, including but not limited to cooperating in any appropriate filings with the FCC or other Governmental Authorities. Provided, further, that in the event Purchaser finds it necessary or is required to provide to a third party a collateral assignment of Purchaser's interest in this Agreement and/or any related documents, Seller will cooperate with Purchaser and any third party requesting such assignment, including but not limited to signing a consent and acknowledgment of such assignment.

     (c) Seller shall not have the right to assign and/or delegate all or any portion of its rights and obligations under this Agreement.

24.  CONSTRUCTION.

     This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio, excluding the choice of law rules thereof.

25.  COUNTERPARTS.

     This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

26.  NOTICES.

     All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (which shall include notice by telex or facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by telex, graphic scanning or other facsimile communications equipment, delivered by such equipment, addressed as set forth below:

          (a)   If to Seller, then to:

          Nationwide Mutual Insurance Company
          One Nationwide Plaza
          Columbus, Ohio 43216
          Attention: Executive Vice President-Chief Investment Officer Telecopier No.: (614) 249-2223

     With a copy (which shall not constitute notice) to:

          Office of General Counsel
          One Nationwide Plaza
          Columbus, Ohio 43216
          Attention: Mark B. Koogler, Vice President-Associate General Counsel Telecopier No.: (614) 677-0330

     (b)  If to Purchaser, then to:

          Jacor Communications, Inc.
          50 East RiverCenter Blvd.
          12th Floor
          Covington, Kentucky 41011
          Attn: Chief Executive Officer
          Telecopier No.: (606 ) 655-9345

          With a copy (which shall not constitute notice) to:

          Graydon, Head & Ritchey
          1900 Fifth Third Center
          511 Walnut Street
          Cincinnati, Ohio 45202
          Attention: John J. Kropp, Esq.
          Telecopier No.: (513) 651-3836

     Any Party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

27.  ADDITIONAL DOCUMENTS.

     Prior to, on or subsequent to the Closing Date, each Party to this Agreement shall, at the request of the other, furnish, execute and deliver such documents and instruments as the requesting Party shall reasonably require as necessary or desirable to implement and consummate the transactions contemplated hereunder.

28.  PARAGRAPH HEADINGS.

     Paragraph headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any manner, or be deemed to interpret, in whole or part, any of the terms or provisions of this Agreement.

29.  ENTIRE AGREEMENT.

     This Agreement, together with the Exhibits and Schedules attached hereto, and that certain Confidentiality Agreement dated October 9, 1997, contains all of the terms agreed upon by the Parties with respect to the sale of the Stations and supersedes all prior agreements and understandings between the Parties and may not be changed or terminated orally. No attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

30.  EXPENSES.

     Except as otherwise expressly provided in this Agreement, each party shall bear its own legal, accounting and other expenses in connection with the negotiation, preparation and consummation of this Agreement and the transactions contemplated hereby, except that, if a party's qualifications are challenged before or by the FCC, that party shall be responsible for reimbursing any expenses reasonably incurred by the other party in cooperating with the first party's responses to such challenge.

31.  ATTORNEYS' FEES.

     Except as otherwise provided herein, in the event of a dispute between or among any of the Parties hereto arising out of or related to this Agreement or the interpretation or enforcement of this Agreement, the prevailing party or Parties shall be entitled to recover reasonable attorneys' fees, costs and expenses from the other Party or Parties.

32.  CONFIDENTIALITY.

     (a) Subject to the requirements of applicable law, Purchaser and Seller shall each keep confidential all information obtained by it with respect to the other Parties hereto in connection with this Agreement and the negotiations preceding this Agreement ("Confidential Information"); provided that, the Parties hereto may furnish such Confidential Information to its employees, agents and representatives who need to know such Confidential Information (including its financial and legal advisers, its banks and other lenders) (collectively, "Representatives"). Each Party hereto shall, and shall cause each of such Party's Representatives to, use the Confidential Information solely in connection with the transactions contemplated by this Agreement. If the transactions contemplated hereby are not consummated for any reason, each Party shall return to such other Party hereto, without retaining a copy thereof, any schedules, documents or other written information obtained from such other Party in connection with this Agreement and the transactions contemplated hereby.

     (b) Notwithstanding anything contained in Section 32(a), no Party shall be required to keep confidential or return any Confidential Information which: (a) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing Party; (b) is or becomes publicly known through no fault of the receiving Party or its agents; (c) is required to be disclosed pursuant to an order or request of a judicial or governmental authority (provided the disclosing Party is given reasonable prior notice of the order or request and the purpose of the disclosure); or (d) is developed by the receiving Party independently of the disclosure by the disclosing Party.

     (c) Notwithstanding anything contained in this Agreement to the contrary, any and all Confidential Information may be disclosed by Purchaser to any prospective assignee of Purchaser, provided that, such prospective assignee agrees to abide by the terms of this Section 32 with regard to such Confidential Information disclosed to it.

33.  PUBLIC ANNOUNCEMENTS.

     Notwithstanding anything to the contrary in this Agreement, Purchaser and its Affiliates, and Seller and its Affiliates shall, in accordance with their respective legal obligations, including but not limited to filings permitted or required by the Securities Act of 1933 and the Securities and Exchange Act of 1934, the NASDAQ National Market, the New York Stock Exchange and other similar regulatory bodies, make (i) such press releases and other public statements and announcements ("Releases") as each Party deems to be necessary and appropriate in connection with this Agreement and the transactions contemplated hereby, and (ii) any and all statements each Party deems in its sole judgment to be appropriate in any and all filings, prospectuses and other similar documents. Each Party shall use reasonable efforts to provide the other with a copy of any Releases before any publication of same; provided that, if the content of the Release is, in the sole judgment of the disclosing Party reasonably exercised, substantially similar to the content of a Release previously provided to the other Party, the disclosing Party shall have no obligation to provide the other Party with a copy of such Release. Each Party may make comments to the other with respect to any such Releases, provided however, the disclosing Party is not required to incorporate any such comments into the Releases.

34.  FORCE MAJEURE.

     Notwithstanding anything to the contrary herein, if the performance of any obligation under this Agreement on the part of any Party is prevented or delayed by an event of force majeure, such as wars (whether declared or not), insurrections, earthquakes, fires, floods or other natural catastrophes, acts of a government in its sovereign capacity, blockades or embargoes, provided such event is without the fault of or beyond the reasonable control of the Party invoking force majeure, the Party's duty to perform those obligations affected by the event of force majeure shall be suspended for a period equal to the delay directly resulting from the occurrence of such event. In the event of force majeure, no Party shall be responsible for any damage, increased costs or loss which the other Party may sustain by reason of such a failure or delay of performance. In the event that any Party wishes to invoke this force majeure provision, that Party shall, within seven (7) days after the occurrence of the event of force majeure has become known to that Party, send written notice of such event to the other parties. The Party affected shall take appropriate measures to minimize or remove the effects of force majeure and, within the shortest possible time, attempt to resume performance of the obligations affected by the event of force majeure.

35.  GUARANTY OF PERFORMANCE.

     (a)  GUARANTY OF PERFORMANCE.

          To induce Seller to enter into this Agreement and to consummate the transactions, and in consideration of the benefits which will inure to Jacor from the consummation of such transactions, Jacor hereby unconditionally represents, warrants and covenants that it is the surety for and guarantees the performance of all obligations of Citicasters hereunder for the benefit of Seller.

     (b)  ORGANIZATION.

          Jacor is a corporation duly organized, validly existing and in good standing and authorized to do business under the laws of the State of Florida, is duly authorized under applicable law to carry on its business as presently conducted, and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and heretofore conducted.

     (c)  AUTHORITY.

          Jacor has all requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Jacor and this Agreement has been duly executed and delivered by Jacor and constitutes the valid and legally binding obligation of Jacor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, or similar laws affecting the enforcement of creditors' rights generally.

     (d)  NO BREACH.

          Neither the execution and the delivery of this Agreement by Jacor, nor the consummation of the transactions contemplated hereby, will
          (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authorities or court to which Jacor is subject or any provision of the charter or by laws of Jacor or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement or license to which Jacor is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).

      (e) NO CONFLICTING AGREEMENTS.

          There are not any agreements, contracts, understandings or commitments which will restrain or inhibit the right of Jacor to enter into this Agreement, make any representations or warranties herein and/or consummate any of the transactions contemplated herein.

     (f)  NO LITIGATION.

          There are no suits, legal proceedings or investigations of any nature pending or, to Jacor's knowledge, threatened against or affecting it that would affect Jacor's ability to carry out the transactions contemplated by this Agreement, and Jacor is unaware of any facts which could reasonably result in any such proceeding.

     IN WITNESS WHEREOF, the Parties hereto have hereunto set their respective hands and seals as of the day and year first above written.

                         SELLER:

                         NATIONWIDE MUTUAL INSURANCE COMPANY

                         By: /s/ Robert J. Woodward, Jr.
                             -------------------------------------------------
                         Its: Executive Vice President-Chief Investment Officer
                             -------------------------------------------------

                         EMPLOYERS INSURANCE OF WAUSAU A MUTUAL COMPANY

                         By: /s/ Robert J. Woodward, Jr.
                             -------------------------------------------------
                         Its: Executive Vice President-Chief Investment Officer
                             -------------------------------------------------

                         NATIONWIDE COMMUNICATIONS INC.

                         By: /s/ Steve Berger
                             -------------------------------------------------
                         Its: President
                             -------------------------------------------------

                         SAN DIEGO LOTUS CORP.

                         By: /s/ Steve Berger
                             -------------------------------------------------
                         Its: President
                             -------------------------------------------------

                         THE BEAK AND WIRE CORPORATION

                         By: /s/ Steve Berger
                             -------------------------------------------------
                         Its: President
                             -------------------------------------------------

                         PURCHASER:

                         CITICASTERS CO.

                         By: /s/ R. Christopher Weber
                             -------------------------------------------------
                         Its: Senior Vice President
                             -------------------------------------------------

                         For purposes of Section 35 only:
                         JACOR COMMUNICATIONS COMPANY

                         By: /s/ R. Christopher Weber
                             -------------------------------------------------
                         Its: Senior Vice President
                             -------------------------------------------------